      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                           LTCB ASSET FUNDING COMPANY
                        (Exact name of each registrant as
                        specified in its Trust Agreement)

               DELAWARE                            TO BE APPLIED FOR
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization of               Identification No.)
           each registrant)

                C/O THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                                 NEW YORK BRANCH
                                  165 BROADWAY
                            NEW YORK, NEW YORK 10006
                                 (212) 335-4400
                        (Address, including zip code, and
                 telephone number, including area code, of each
                    registrant's principal executive offices)

                      ------------------------------------

                                   SAM ANGIONE
                  THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                                 NEW YORK BRANCH
                                  165 BROADWAY
                            NEW YORK, NEW YORK 10006
                                 (212) 335-4400
                       (Name, address, including zip code,
                      and telephone number, including area
                       code, of agent for service of each
                                   registrant)

                                 WITH COPIES TO:
             STEPHAN J. FEDER                     MARK J. WELSHIMER
        SIMPSON THACHER & BARTLETT               SULLIVAN & CROMWELL
           425 LEXINGTON AVENUE                    125 BROAD STREET
         NEW YORK, NEW YORK 10017              NEW YORK, NEW YORK 10004

                      ------------------------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: From time to time after the
                    Registration Statement becomes effective.

                      ------------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                           -------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                    -----------
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                          Proposed              Proposed
                                                        Amount             maximum               maximum
              Title of each class of                    to be          offering price           aggregate             Amount of
            securities to be registered               registered         per unit(1)        offering price(1)     registration fee
------------------------------------------------  -----------------  -------------------  ---------------------  -------------------
Asset Backed Certificates of C&I Master Trusts..      $1,000,000            100%               $1,000,000               $304
------------------------------------------------  -----------------  -------------------  ---------------------  -------------------
Total...........................................      $1,000,000            100%               $1,000,000               $304

================================================================================
(1)   Estimated solely for the purpose of computing the Registration Fee.
                      ------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 23, 1997

                                   PROSPECTUS


                                C&I MASTER TRUSTS
                            ASSET BACKED CERTIFICATES
                  THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                                 NEW YORK BRANCH
                                    SERVICER
                           LTCB ASSET FUNDING COMPANY
                                     SELLER

         The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in a specified Master Trust (each, a "Trust"). Trusts may be formed from time to time, each pursuant to a pooling and servicing agreement to be entered into among The Long-Term Credit Bank of Japan, Limited, New York Branch (the "Branch"), as servicer, LTCB Asset Funding Company, a Delaware business trust ("LTCB Asset Funding"), as seller, and a trustee identified in the Prospectus Supplement relating to the Series of Certificates representing interests in such Trust. The property of each Trust will include certain loan advances (the "Covered Advances") arising under certain loan agreements (the "Covered Loan Agreements") selected from a portfolio of commercial and industrial loans (the "Loans"), all monies due in payment of the Covered Advances and certain other property, as more fully described herein and, with respect to any Series, in the related Prospectus Supplement. LTCB Asset Funding initially will own the remaining undivided interest in each Trust not represented by the Certificates issued by such Trust and the Branch initially will service the related Covered Advances.


(continued on next page)

      POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 19 HEREIN.

                               ------------------


 THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUSTS ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH, LTCB ASSET FUNDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING LOAN AGREEMENTS OR ADVANCES ARE INSURED OR GUARANTEED BY THE FEDERAL
         DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
    OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


         Certificates may be sold by LTCB Asset Funding directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to LTCB Asset Funding from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of LTCB Asset Funding associated with the issuance and distribution of such Certificates. See "Plan of Distribution".

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                               ------------------


                               SEPTEMBER    , 1997.
                                        ----

(continued from previous page)

         Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or other type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the related Trust and the interest of the Certificate holders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Advances of such Trust at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, a collateral interest, a letter of credit, a surety bond, an insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

         While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION".

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Advances allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Advances and Loan Agreements allocated to such Series; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of such Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the related Agreement. See "Description of Certificates-- Book-Entry Registration", "--Reports to Certificateholders" and "--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                              AVAILABLE INFORMATION

      This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference", which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street. Suite 1400, Chicago, Illinois 60661-2511; and are also available on the Commission's worldwide web site at http://www.sec.gov. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Servicer, on behalf of each Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Planning and Control Division, The Long-Term Credit Bank of Japan, Limited, New York Branch, 165 Broadway, New York, New York 10006. Telephone requests for such copies should be directed to The Long-Term Credit Bank of Japan, Limited, New York Branch at (212) 335-4400.

                               PROSPECTUS SUMMARY

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus". Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

TYPE OF SECURITIES..................Asset Backed Certificates (the
                                        "Certificates") evidencing an undivided
                                        ownership interest in the assets of a
                                        C&I Master Trust (each, a "Trust") may
                                        be issued from time to time in one or
                                        more series (each, a "Series") which
                                        will consist of one or more classes of
                                        Certificates (each, a "Class").

TRUSTS..............................Trusts (each such Trust, a "Trust") may be formed from time to time, each pursuant
                                        to a pooling and servicing agreement
                                        (each such agreement, an "Agreement") to be entered into among The Long-Term Credit Bank of Japan, Limited, New York Branch (the "Branch"), as servicer, LTCB Asset Funding Company, a Delaware business trust ("LTCB Asset Funding"), as seller, and a trustee to be identified in the Prospectus Supplement relating to the Series of Certificates representing interests in such Trust (each trustee under an Agreement, a "Trustee"). Each Trust will be created as a master trust under which one or more Series will be issued pursuant to a series supplement to the related Agree-ment (a "Series Supplement"). Any Series issued by a Trust may or may not be a Series offered pursuant to this Prospectus. Each Prospectus Supplement will identify the related Trust and all Series previously issued by such Trust.

TRUST ASSETS........................The assets of each Trust will include certain loan advances (the "Covered
                                        Advances") arising under certain
                                        commercial and industrial loan
                                        agreements (the "Covered Loan
                                        Agreements") selected from a portfolio
                                        of commercial and industrial loans (the
                                        "Loans") owned by the branches and
                                        agencies of The Long-Term Credit Bank of
                                        Japan, Limited ("LTCB") and LTCB Trust
                                        Company in the United States (the "LTCB
                                        Portfolio"), all monies due or to become due in payment of the Covered Advances, all proceeds of the Covered Advances and all monies on deposit in certain bank accounts of the Trust (including any permitted investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. The term "Enhancement" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other similar arrangement for the benefit of the
                                        Certificateholders of such Series or
                                        Class. The term "Credit Enhancement"
                                        means, with respect to any Series, the
                                        subordination, cash collateral guaranty
                                        or account, collateral interest, letter
                                        of credit, surety bond, insurance
                                        policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Series Supplement.

                                    Pursuant to a First Tier Participation
                                        Agreement (each, a "First Tier
                                        Participation Agreement") between the
                                        Branch and LTCB Asset Funding, the
                                        Branch will convey to LTCB Asset Funding an undivided participation interest (a "Participation") in all Covered Advances existing under the Covered Loan Agreements. In turn, pursuant to a Second Tier Participation Agreement (each, a "Second Tier Participation Agreement") between LTCB Asset Funding (the "Seller") and the Trust, LTCB Asset Funding will convey to the Trust an undivided subparticipation interest (a "Subparticipation") in the Covered Advances existing under the Covered Loan Agreements. The Covered Advances under the Covered Loan Agreements (the "Trust Portfolio") will be selected from the LTCB Portfolio based on criteria provided in the related Agreement. The Branch and LTCB Asset Funding will also convey additional Advances arising under such Covered Loan Agreements from time to time thereafter until termination of the related Trust. In addition, each Agreement will provide that the Branch and the Seller may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible Loan Agreements from the LTCB Portfolio to be included as Covered Loan Agreements (the "Additional Loan Agreements"), the Advances of which will be included in the related Trust and may remove the Advances under designated Covered Loan Agreements ("Removed Loan Agreements") from the Trust. "Covered Advances" shall include all Advances under the Loan Agreements initially conveyed to the Trust (the "Initial Loan Agreements") and all Advances under any Additional Loan Agreement from and after the Addition Date with respect thereto. See "The Loans" and "Description of
                                        Certificates--Addition of Trust Assets"
                                        and "--Removal of Loan Agreements".

CERTIFICATE INTEREST AND
        PRINCIPAL....................Each Series of Certificates will represent an undivided interest in the assets of
                                        the related Trust. Each Certificate of a Series will represent the right to receive payments of (i) interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or other type of rate and (ii) unless otherwise provided in the related Prospectus Supplement, payments of principal during the Controlled Amortization Period, the Principal Amortization Period or, under certain limited circumstances, the Rapid Amortization Period (each, an
                                        "Amortization Period"), or on Scheduled
                                        Payment Dates, in which case such Series will have a Controlled Accumulation Period and, under certain limited circumstances if so specified in the related Prospectus Supplement, a Rapid Accumulation Period (each, an
                                        "Accumulation Period"), as well as,
                                        under certain limited circumstances, a
                                        Rapid Amortization Period, all as
                                        specified in the related Prospectus
                                        Supplement.

                                     Each Series of Certificates will consist of
                                        one or more Classes, one or more of
                                        which may be Senior Certificates
                                        ("Senior Certificates") and one or more
                                        of which may be Subordinated
                                        Certificates ("Subordinated
                                        Certificates"). Each Class of a Series
                                        may evidence the right to receive a
                                        specified portion of each distribution
                                        of principal or interest or both. The
                                        Certificates of a Class may also differ
                                        from Certificates of other Classes of
                                        the same Series in, among other things,
                                        the amounts allocated to principal
                                        payments, priority of payments, payment
                                        dates,
                                        maturity, interest rates, interest rate
                                        and currency computation, and
                                        availability and form of Enhancement.

                                    The assets of each Trust will be allocated
                                        among the Certificateholders of each
                                        Series of such Trust and the holder of
                                        the Seller Certificate of such Trust
                                        and, in certain circumstances, the
                                        related Credit Enhance ment Provider.
                                        With respect to a Trust, the aggregate
                                        principal amount of the interest of the
                                        Certificateholders of a Series in such
                                        Trust is referred to herein as the
                                        "Investor Interest" and is based on the
                                        aggregate amount of the Principal
                                        Advances in such Trust allocated to such Series. The aggregate principal amount of the interest of the holder of the Seller Certificate in a Trust is referred to herein as the "Seller Interest", and is based on the aggregate amount of Principal Advances in such Trust not allocated to the
                                        Certificateholders or any Credit
                                        Enhancement Provider with respect to
                                        such Trust. See "Description of
                                        Certificates --General".

                                    The Certificateholders of each Series will
                                        have the right to receive (but only to
                                        the extent needed to make required
                                        payments under the related Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Interest Receivables and Principal Advances for each month and will be allocated a varying percentage of the Default Amount for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of Principal Advances, Interest Receivables and Advances under Defaulted Loan Agreements during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the
                                        Certificates of a Series offered hereby
                                        include more than one Class of
                                        Certificates, the assets of the related
                                        Trust allocable to the Certificates of
                                        such Series may be further allocated
                                        among each Class in such Series as
                                        described in the related Prospectus
                                        Supplement. See "Description of
                                        Certificates--Investor Percentage and
                                        Seller Percentage".

                                    The Certificates of each Series will
                                        represent interests in the related Trust only and will not represent interests in or obligations of the Branch, the Seller or any affiliate thereof. A Certificate is not a deposit and neither the Certificates nor the underlying Advances or Loan Agreements are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

ADVANCES ...........................The Advances held in each Trust will arise under Covered Loan Agreements that have
                                        been selected from the LTCB Portfolio
                                        based on criteria provided in the
                                        related Agreement and described in the
                                        related Prospectus Supplement as applied initially on the date (the "Cut-Off Date") specified in the related Prospectus Supplement and, with respect to certain Additional Loan Agreements, if any, on the subsequent dates specified in the related Prospectus Supplement. The Covered Advances will consist of amounts loaned to commercial and industrial borrowers (the "Covered Principal Advances"), plus the related periodic interest and amounts charged to the Covered Loan Agreements in respect of commitment fees, facility fees, letter of credit and guarantee fees and other similar fees that are calculated with reference to the amount of an Advance under a Loan Agreement (the "Covered Interest Receivables"). During the term of each Trust, all new Advances arising in the Covered Loan Agreements relating to such Trust will be transferred automatically to such Trust by the Seller. The total amount of Covered Advances in any Trust will fluctuate from day to day because the amount of new Advances arising in the Covered Loan Agreements and the amount of payments collected on existing Advances usually differ each day. Pursuant to each Agreement, the Seller will have the right (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the Seller Interest at a specified minimum level (the "Minimum Seller Interest"), will be obligated, to designate additional Loans to be included as Additional Loan Agreements and to convey to the related Trust a Subparticipation in all of the Advances under the Additional Loan Agreements, whether such Advances are then existing or thereafter created. See "Description of Certificates--Addition of Trust Assets". Pursuant to each Agreement, the Seller will have the right (subject to certain limitations and conditions), and in some cases will be obligated, to designate certain Loan Agreements as Removed Loan Agreements and to terminate the Subparticipation in the Advances under the Removed Loan Agreements whether such Advances are then existing or thereafter created. See "Description of Certificates--Removal of Loan Agreements".

EXCHANGES............................Each Agreement will authorize the related
                                        Trustee to issue two types of
                                        certificates: (i) one or more Series of
                                        Certificates that will be transferable
                                        and have the characteristics described
                                        below and (ii) a certificate that
                                        evidences the Seller Interest (the
                                        "Seller Certificate"), which initially
                                        will be held by the Seller and which
                                        will be transferable only as provided in the related Agreement. Pursuant to any one or more Series Supplements to the related Agreement, the holder of the Seller Certificate may tender the Seller Certificate or, if provided in the relevant Series Supplement, Certificates representing any Series (which may include Series offered pursuant to this Prospectus) issued by such Trust and the Seller Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Seller Certificate (any such tender, an "Exchange"). Any such Series may be offered to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder, directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                                     An Exchange may occur only upon delivery to
                                        the Trustee of the following: (i) a
                                        Series Supplement specifying the
                                        principal terms of such Series (the
                                        "Principal Terms"), (ii) (a) an opinion
                                        of counsel to the effect that, unless
                                        otherwise stated in the related Series
                                        Supplement, the Certificates of such
                                        Series will be characterized as
                                        indebtedness for federal income tax
                                        purposes and (b) an opinion of counsel
                                        to the effect that, for federal income
                                        tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"),
                                        (iii) if required by the related Series
                                        Supplement, the form of Credit
                                        Enhancement, (iv) if Credit Enhancement
                                        is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Servicer to the effect that after giving effect to the Exchange, the Branch and the Seller would not be required to convey a participation interest in Additional Loan Agreements pursuant to the First Tier Participation Agreement or the Second Tier Participation Agreement and the Seller Interest would be at least equal to the Minimum Seller Interest and
                                        (vii) the existing Seller Certificate
                                        and, if applicable, the Certificates
                                        representing the Series to be exchanged.
                                        See "Description of the Certificates
                                        --Exchanges".

DENOMINATIONS........................Unless otherwise specified in the related
                                        Prospectus Supplement, beneficial
                                        interests in the Certificates will be
                                        offered for purchase in denominations of $1,000 and integral multiples thereof.

REGISTRATION OF  CERTIFICATES ...... Unless otherwise specified in the related
                                        Prospectus Supplement, the Certificates
                                        of each Series initially will be
                                        represented by Certificates registered
                                        in the name of Cede & Co., as the
                                        nominee of DTC. No Certificate Owner
                                        will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive
                                        Certificates") are issued under the
                                        limited circumstances described herein.
                                        See "Description of Certificates
                                        --Definitive Certificates".

CLEARANCE AND SETTLEMENT................Unless otherwise provided in the related
                                        Prospectus Supplement, Certificate
                                        Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or CEDEL or Euroclear (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositories of CEDEL or Euroclear. See "Description of Certificate--Book-Entry Registration".

THE SELLER..........................LTCB Asset Funding Company, a Delaware
                                        business trust and a subsidiary of LTCB.
                                        The Branch will transfer the Covered
                                        Advances under each Covered Loan
                                        Agreement to the Seller under a First
                                        Tier Participation Agreement. The Seller will then transfer each Covered Advance under a Covered Loan Agreement to the applicable Trust under a Second Tier Participation Agreement. See "--Trust Assets".

THE SERVICER........................The Long-Term Credit Bank of Japan, Limited,
                                        New York Branch. The
                                        principal executive offices of the
                                        Branch are located at 165 Broadway, New
                                        York, New York 10006; telephone number
                                        (212) 335-4400. The Servicer will
                                        receive a fee as servicing compensation
                                        from the related Trust in respect of
                                        each Series in the amounts and at the
                                        times specified in the related
                                        Prospectus Supplement (the "Servicing
                                        Fee"). The Servicing Fee may be payable
                                        from Covered Interest Receivables or
                                        other amounts as specified in the
                                        related Prospectus Supplement. In
                                        certain limited circumstances, the
                                        Servicer may resign or be removed, in
                                        which event the Trustee or a third party servicer may be appointed as successor servicer (the Branch, or any such successor servicer, is referred to herein as the "Servicer"). The Branch is the New York branch of The Long-Term Credit Bank of Japan, Limited.
                                        See "LTCB and LTCB Trust Company".

COLLECTIONS.........................Unless otherwise specified in the related
                                        Prospectus Supplement, the Servicer will deposit all collections of Covered Advances in an account required to be established for such purpose by the related Agreement (the "Collection Account"). All amounts deposited in the Collection Account with respect to a Trust will be allocated by the Servicer between amounts collected on Covered Principal Advances and amounts collected on Covered Interest Receivables. All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of each Series of Certificates or Class thereof and the holder of the Seller Certificate and, in certain circumstances, certain Credit Enhancement Providers. See "Description of Certificates --Investor Percentage and Seller Percentage".

INTEREST PAYMENTS...................Interest on each Series of Certificates or
                                        Class thereof for each accrual period
                                        (each, an "Interest Period") specified
                                        in the related Prospectus Supplement
                                        will be distributed or deposited into an escrow account or other account for the benefit of such Series of Certificates or Class thereof in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments or deposits on each Distribution Date will be funded from Collections of Covered Interest Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the related Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment or deposit of interest for a Series or Class occur less frequently than monthly, such Collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of Certificates--Application of
                                        Collections", "--Shared Excess Spread",
                                        "Credit Enhancement" and "Risk
                                        Factors--Credit Enhancement".

REVOLVING PERIOD.....................Unless otherwise specified in the related
                                        Prospectus Supplement, with respect to
                                        each Series and any Class thereof, no
                                        principal will be payable to
                                        Certificateholders until the Principal
                                        Commencement Date or the Scheduled
                                        Payment Date with respect to such Series or Class, as described below. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Covered Principal Advances otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Seller Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by such Trust, as described herein and in the related Prospectus Supplement. See "Description of Certificates--Pay Out Events" for a discussion of the events which might lead to early termination of the Revolving Period.

PRINCIPAL PAYMENTS..................The principal of the Certificates of each
                                        Series offered hereby will be scheduled
                                        to be paid either in installments
                                        commencing on a date specified in the
                                        related Prospectus Supplement (the
                                        "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circum-stances described herein. See
                                        "Description of Certificates--Principal
                                        Payments".

CONTROLLED AMORTIZATION
   PERIOD...........................If the Prospectus Supplement relating to a
                                        Series so specifies, unless a Rapid
                                        Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Advances allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed or deposited on or before any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series.

PRINCIPAL AMORTIZATION
     PERIOD ........................ If the Prospectus Supplement relating to a
                                        Series so specifies, unless a Rapid
                                        Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Covered Principal Advances allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions or deposits with respect to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earlier of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series.

CONTROLLED ACCUMULATION
     PERIOD......................... If the Prospectus Supplement relating to a
                                        Series so specifies, unless a Rapid
                                        Amortization Period or, if so specified
                                        in the related Prospectus Supplement, a
                                        Rapid Accumulation Period with respect
                                        to such Series commences, the
                                        Certificates of such Series or any Class thereof will have an accumulation period (the "Controlled Accumulation Period") during which collections of Principal Advances allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each a "Transfer Date") in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any deficit Controlled Accumulation Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Controlled Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

                                    Funds on deposit in any Principal Funding
                                        Account may be invested in permitted
                                        investments or subject to a guaranteed
                                        rate or investment contract or other
                                        arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

RAPID ACCUMULATION PERIOD........... If so specified and under the conditions set forth in the Prospectus Supplement
                                        relating to a Series having a Controlled
                                        Accumulation Period, during the period
                                        from the day on which a Pay Out Event
                                        has occurred until the earliest of (a)
                                        the commencement of the Rapid
                                        Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and
                                        (c) the related Series Termination Date
                                        (the "Rapid Accumulation Period"),
                                        collections of Covered Principal
                                        Advances allocable to the Investor
                                        Interest of such Series (and certain
                                        other amounts if so specified in the
                                        related Prospectus Supplement) will be
                                        deposited on each Transfer Date in the
                                        Principal Funding Account and used to
                                        make distributions of principal to the
                                        Certificateholders of such Series or
                                        Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount. The term "Pay Out Event" with respect to a Series of Certificates issued by a Trust means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency or receivership relating to the Branch or the Seller, (b) the Branch shall become unable for any reason to give effect to its grant and sale of a Participation in Covered Advances arising under the First Tier Participation Agreement or the Seller shall become unable for any reason to give effect to its grant and sale of a Subparticipation in the Covered Advances arising under the Second Tier Participation Agreement or
                                        (c) such trust becomes an "investment
                                        company" within the meaning of the
                                        Investment Company Act of 1940, as
                                        amended. See "Description of
                                        Certificates--Pay Out Events" for a
                                        discussion of the events which might
                                        lead to the commencement of a Rapid
                                        Accumulation Period.

                                    During the Rapid Accumulation Period, funds
                                        on deposit in any Principal

                                        Funding Account may be invested in
                                        Permitted Investments or subject to a
                                        guaranteed rate or investment contract
                                        or other arrangement intended to assure
                                        a minimum return on the investment of
                                        such funds. Investment earnings on such
                                        funds may be applied to pay interest on
                                        the related Series of Certificates or
                                        make other payments as specified in the
                                        related Prospectus Supplement. In order
                                        to enhance the likelihood of payment in
                                        full of principal at the end of the
                                        Rapid Accumulation Period with respect
                                        to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

RAPID AMORTIZATION PERIOD............During the period from the day on which a Pay Out Event has occurred with
                                        respect to a Series or, if so specified
                                        in the Prospectus Supple ment relating
                                        to a Series with a Controlled
                                        Accumulation Period, from such time
                                        specified in the related Prospectus
                                        Supplement after a Pay Out Event has
                                        occurred and the Rapid Accumulation
                                        Period has commenced, to the earlier of
                                        (a) the date on which the Investor
                                        Interest of the Certificates of such
                                        Series and the Enhancement Invested
                                        Amount or the Collateral Interest, if
                                        any, with respect to such Series have
                                        been paid in full and (b) the related
                                        Series Termination Date (the "Rapid
                                        Amortization Period"), collections of
                                        Covered Principal Advances allocable to
                                        the Investor Interest of such Series
                                        (and certain other amounts if so
                                        specified in the related Prospectus
                                        Supplement) will be distributed as
                                        principal payments to the
                                        Certificateholders of such Series and,
                                        in certain circumstances, to the Credit
                                        Enhancement Provider, monthly on each
                                        Distribution Date with respect to such
                                        Series in the manner and order of
                                        priority set forth in the related
                                        Prospectus Supplement. During the Rapid
                                        Amortization Period with respect to a
                                        Series, distributions of principal will
                                        not be subject to any Controlled Deposit
                                        Amount or Controlled Distribution
                                        Amount. In addition, upon the
                                        commencement of the Rapid Amortization
                                        Period with respect to a Series, any
                                        funds on deposit in a Principal Funding
                                        Account with respect to such Series or
                                        any Class thereof will be paid or
                                        deposited with respect to the
                                        Certificateholders of such Series or
                                        Class on or before the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

SHARED EXCESS INTEREST
    COLLECTIONS.....................Any Series offered hereby may be included in a group of Series (a "Group"). If so
                                        specified in the related Prospectus
                                        Supplement, the Certificateholders of a
                                        Series within a Group or any Class
                                        thereof may be entitled to receive all
                                        or a portion of Excess Interest
                                        Collections with respect to another
                                        Series within such Group or Class
                                        thereof to cover any shortfalls with
                                        respect to amounts payable from
                                        collections of Covered Interest
                                        Receivables allocable to such Series or
                                        Class. Unless otherwise provided in the
                                        related Prospectus Supplement, with
                                        respect to any Series, "Excess Interest
                                        Collections" for any Monthly Period will equal the excess of collections of Covered Interest Receivables and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related

                                        Prospectus Supplement ("Additional
                                        Interest")), (ii) accrued and unpaid
                                        Investor Servicing Fees with respect to
                                        such Series or Class payable from
                                        collections of Covered Interest
                                        Receivables, (iii) the Investor Default
                                        Amount with respect to such Series or
                                        Class, (iv) unreimbursed Investor
                                        Charge-Offs with respect to such Series
                                        or Class and (v) other amounts specified in the related Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the Investor Percentage of Principal Advances in Defaulted Loan Agreements. The term "Investor Charge-Off" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Covered Interest Receivables, the Investor Default Amount and any other required fees exceeds (b) amounts available to pay such amounts out of collections of Interest Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, but not more than such Investor Default Amount. See "Description of Certificates
                                        --Application of Collections",
                                        "--Shared Excess Interest Collections",
                                        "--Defaulted Advances; Investor
                                        Charge-Offs" and "Credit Enhancement".

SHARED PRINCIPAL
    COLLECTIONS ....................If so specified in the related Prospectus
                                        Supplement, to the extent that
                                        collections of Covered Principal
                                        Advances that are allocated to the
                                        Investor Interest of any Series are not
                                        needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

FUNDING PERIOD .....................The Prospectus Supplement relating to a
                                        Series of Certificates may specify that
                                        for a period beginning on the Closing
                                        Date and ending on a specified date
                                        before the commencement of an
                                        Amortization Period or Accumulation
                                        Period with respect to such Series (the
                                        "Funding Period"), the aggregate amount
                                        of Covered Principal Advances in the
                                        related Trust allocable to such Series
                                        may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the related Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Advances to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The related Prospectus Supplement will specify the initial Investor Interest on the Closing Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Full Investor Interest") and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Principal Advances are delivered to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period, as specified in the related Prospectus Supplement.

                                     During the Funding Period, funds on deposit
                                        in the Pre-Funding Account for a Series
                                        of Certificates will be withdrawn and
                                        paid to the Seller to the extent of any
                                        increases in the Investor Interest. In
                                        the event that the Investor Interest
                                        does not for any reason equal the Full
                                        Investor Interest by the end of the
                                        Funding Period, any amount remaining in
                                        the Pre-Funding Account and any
                                        additional amounts specified in the
                                        related Prospectus Supplement will be
                                        payable to the Certificateholders of
                                        such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                                     If so specified in the related Prospectus
                                        Supplement, monies in the Pre-Funding
                                        Account with respect to any Series will
                                        be invested by the Trustee in Permitted
                                        Investments or will be subject to a
                                        guaranteed rate or investment agreement
                                        or other similar arrangement, and
                                        investment earnings and any applicable
                                        payment under any such investment
                                        arrangement will be applied to pay
                                        interest on the Certificates of such
                                        Series.

CREDIT ENHANCEMENT ..................Credit Enhancement with respect to a Series or any Class thereof may be provided in
                                        the form or forms of subordination, a
                                        letter of credit, a cash collateral
                                        guaranty or account, a collateral
                                        interest, a surety bond, an insurance
                                        policy, a spread account, a reserve
                                        account or other form of support as
                                        specified in the related Prospectus
                                        Supplement. Credit Enhancement may also
                                        be provided to a Class or Classes of
                                        different Series by a cross-support
                                        feature which requires that
                                        distributions of principal and/or
                                        interest be made with respect to
                                        Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

                                    The type, characteristics and amount of the
                                        Credit Enhancement will be determined
                                        based on several factors, including the
                                        characteristics of the Covered Advances
                                        and Covered Loan Agreements included in
                                        the Trust Portfolio as of the Closing
                                        Date with respect to any Series, and
                                        will be established on the basis of
                                        requirements of each Rating Agency
                                        rating the Certificates of such Series.
                                        If so specified in the related
                                        Prospectus Supplement, any such Credit
                                        Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Credit Enhancement will be limited. The terms of the Credit Enhancement with respect to a Series, and the conditions under which the Credit Enhancement may be increased, reduced or replaced, will be described in the related Prospectus Supplement. See "Credit Enhancement" and "Risk Factors--Certificate Rating".


OPTIONAL REPURCHASE ................With respect to each Series of Certificates, the Investor Interest will be subject to optional repurchase by the Seller on any Distribution Date after the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the Initial Investor Interest, or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the related Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs. See "Description of Certificates--Final Payment of Principal; Termination".


TAX STATUS .........................Except to the extent otherwise specified in the related Prospectus Supplement,
                                        special counsel to the Seller will
                                        deliver its opinion that under existing
                                        law the Certificates of each Series
                                        offered for sale to investors pursuant
                                        to such Prospectus Supplement (the
                                        "Offered Certificates") will
                                        be characterized as debt for federal
                                        income tax purposes. Except to the
                                        extent otherwise specified in the
                                        related Prospectus Supplement, the
                                        Certificateholders will agree to treat
                                        the Certificates as debt for federal,
                                        state and local income and franchise tax purposes. See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.


ERISA CONSIDERATIONS ...............Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement, the Seller anticipates that each Class of Certificates will be eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the assets of each Trust would not be deemed "Plan Assets" of an employee benefit plan holding the Certificates of any Class if certain conditions are met, including that the Certificates of such Class must be held, upon completion of the public offering being made hereby and by the related Prospectus Supplement, by at least 100 investors who are independent of the Seller and of one another ("Independent Investors"). Except to the extent otherwise disclosed in the related Prospectus Supplement, the Seller expects that each Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the assets of a Trust were deemed to be "Plan Assets" of an employee benefit plan investor (e.g., if the 100 Independent Investor criterion is not satisfied), violation of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving such Trust's assets if such assets were treated for ERISA purposes as "Plan Assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing Certificates or any Class on behalf or with "Plan Assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations".

CERTIFICATE RATING .................It will be a condition to the issuance of the certificates of each Series or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (the rating agency or agencies selected by the Seller to rate any Series, the "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                                    A rating is not a recommendation to buy,
                                        sell or hold securities and may be
                                        subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors-- Certificate Rating".


LISTING ............................If so specified in the Prospectus Supplement relating to a Series, application will
                                        be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

         Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates. Additional risk factors may be set forth in the accompanying Prospectus Supplement.

ASSET RISKS

         LIMITATIONS REGARDING COVERED ADVANCES. The collectibility of the Covered Advances is subject to credit, liquidity and interest rate risks and will generally fluctuate in response to, among other things, market interest rates, general economic conditions, the financial condition of the borrowers under the Covered Loan Agreements (the "Borrowers") and other similar factors. In addition, upon the exercise of remedies under an Agreement, the ability to sell a subparticipation or other interest in the Covered Advances will depend upon the availability of buyers therefor. If, subject to the priority of distributions described in "Description of the Certificates--Investor Percentage and Seller Percentage" and "--Pay Out Events", the collections on the Covered Advances allocable to a particular Series or Class of Certificates were not sufficient to pay all amounts due on such Certificates, then holders thereof would bear their allocable percentage of such insufficiency and any resulting loss.

         LIMITATIONS VIS-A-VIS BORROWERS; PARTICIPATIONS. Pursuant to each First Tier Participation Agreement, the Branch will transfer to the Seller, and pursuant to each Second Tier Participation Agreement, the Seller will in turn transfer to a Trust, a 100% Participation and a 100% Subparticipation, respectively, in the Covered Advances arising under the Covered Loan Agreements. Neither the Covered Loan Agreements nor the Covered Advances will be assigned directly to the Seller or any Trust. As a result, neither the Seller nor any Trust has any legal or beneficial ownership interest (whether by way of security or otherwise) in the Covered Loan Agreements or legal ownership interest in the Covered Advances which can be legally asserted vis-a-vis the Borrowers. The Branch will continue to be the named lender under the Covered Loan Agreements and as such will be entitled to take any remedial actions or exercise any votes permitted to be taken or given thereunder.

         A portion of the Covered Advances may be loans acquired by the Branch through participations. In purchasing each participation, the Branch will usually have a contractual relationship only with the selling institution, and not the Borrower. In such event, the rights of the Branch will be similar to those of the Seller and the Trust discussed in the preceding paragraph. The Branch will have no right directly to enforce compliance by the Borrower with the terms of the Covered Loan Agreement, nor any right of set-off against the Borrower, nor have the right to object to certain changes to the Covered Loan Agreement agreed to by the selling institution with the Borrower. The Branch may not directly benefit from any collateral supporting a related loan and may be subject to any right of set-off the Borrower has against the selling institution. In the event of the insolvency of the selling institution, under the laws of the United States of America and the States thereof, the Branch may be treated as a general creditor of such selling institution, and may not have any exclusive or senior claim with respect to the selling institution's interest in, or the collateral with respect to, the Covered Loan Agreement. Consequently, the Branch may be subject to the credit risk of the selling institution as well as of the Borrower.

         The majority of the Covered Advances will be syndicated loans in which the exercise of remedies and the taking of other actions (including the granting of amendments and waivers) may be subject to the vote of a certain percentage (measured by outstanding loans or commitments) of the lenders thereunder. In many such situations the Branch will not have a sufficient interest to direct compliance by the Borrower with the terms of the Covered Loan Agreement or to object to certain changes to the applicable Covered Loan Agreement agreed to by the other lenders. In addition, in such situations the Branch may be subject to any right of set-off the Borrower has against the lenders.

         As described under "Description of Certificates--Collection and Other Servicing Procedures", in servicing the Covered Advances the Branch will be required to exercise the same care and apply the same policies that it exercises in servicing for its own account commercial and industrial loans comparable to the

Covered Advances. Except as specified above or in any Prospectus Supplement, there will be no restrictions on the Branch's ability to change the terms of the Covered Loan Agreements and the Covered Advances. As a result, except as set forth above, each Trust is relying on the ordinary business practices of the Branch with respect to the administration of the Covered Advances. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Branch to take actions which would change the terms of the Covered Loan Agreement and the Covered Advances. Further, in situations where the interest of a Branch under a Covered Loan Agreement is inadequate to direct a particular outcome, there can be no assurance that actions sought to be taken by the Branch will be followed by the number of lenders required under such Covered Loan Agreement to vote in favor of such action.

         LENDER LIABILITY CONSIDERATIONS; EQUITABLE SUBORDINATION. In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed "lender liability"). Generally, lender liability is founded upon the premise than an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders or has violated alleged promises to make additional loans or to provide extensions of time for repayment or other accommodations. The Branch could become subject to allegations of lender liability in connection with its administration of the Loans and could be subject to damages. The Branch does not believe that it or any selling institution from which it purchased an interest in a Covered Loan Agreement has engaged and it does not intend to engage in conduct that would form the basis for a successful cause of action based upon theories of lender liability; however, there can be no assurances that such a claim would not arise.

         Courts have in some cases applied the doctrine of equitable subordination to subordinate the claim of a lending institution against a borrower to claims of other creditors of the borrower, when the lending institution is found to have engaged in unfair, inequitable or fraudulent conduct. The Branch could become subject to claims from creditors of a Borrower that Covered Advances to such Borrower should be equitably subordinated, because of action by the Branch or the originator of such Covered Advance in connection with the administration of such Covered Advances (or the related Covered Loan Agreement) or because of other relationships or transactions with such Borrower. The Branch does not believe that it or any selling institution from which it purchased an interest in a Covered Loan Agreement has engaged and it does not intend to engage in conduct that would form the basis for a successful cause of action based upon the equitable subordination doctrine; however, there can be no assurances that such a claim would not arise.

         COMPETITION IN THE COMMERCIAL LENDING INDUSTRY. The commercial lending industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for commercial and industrial loans. There is increased use of pricing competition as lenders seek to expand or enter the market. If Borrowers choose to utilize competing sources of credit, the rate at which Advances are repaid may be increased. The Trust will be dependent upon the Branch's continued ability to generate new Advances. If the rate at which new Advances are generated declines significantly and the Branch does not add Additional Loan Agreements to the Trust, a Pay Out Event could occur.

STRUCTURAL RISKS

         EFFECT OF SUBORDINATION. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Interest Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates may be reduced, resulting in a reduction of the portion of collections of Interest Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Covered Advances due to the appointment of a conservator or receiver for the Branch, or due to the inability of the Trustee to act or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the holders of Senior Certificates and any remainder will be used to pay amounts due to the holders of Subordinated Certificates.

         BASIS RISK. Most Covered Loan Agreements will provide for the payment of interest on Covered Principal Advances at a variable rate above a designated rate, such as such designated rate or another designated index. A Series of Certificates issued by a Trust may bear interest at a fixed rate or at a floating rate based on an index other than such designated rate or such other designated index. If there is a decline in such LIBOR or such other designated index, the amount of collections of Covered Interest Receivables on such Covered Loan Agreements may be reduced, whereas the amounts payable as interest on such Series of Certificates and other amounts required to be funded out of collections of Covered Interest Receivables with respect to such Series may not be similarly reduced.

         MASTER TRUST CONSIDERATIONS. A Trust may issue additional Series of certificates from time to time. The terms of any Series will be specified in a Series Supplement and, therefore, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Credit Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the new Series will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the terms of any Series issued from time to time hereafter might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. See "Description of the Certificates--Exchanges".

         ADDITION OF TRUST ASSETS. The Branch expects, and in some cases will be obligated, to designate Additional Loan Agreements, the Covered Advances under which will be conveyed to a Trust. Such Additional Loan Agreements may have been originated using criteria different from those which were applied to the Covered Loan Agreements designated on the Cut-Off Date related to a Series because such Covered Loan Agreements were originated at a different date or were acquired from another institution. Consequently, there can be no assurance that Additional Loan Agreements designated in the future will be of the same credit quality as previously-designated Loan Agreements. The designation of Additional Loan Agreements will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets".

         CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under an Agreement or the related Series Supplement. However, each Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending such Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Branch. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In such instances, it may be difficult for the Certificateholder of such Series to achieve the results from the vote that they desire.

         CREDIT ENHANCEMENT. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Credit Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Credit Enhancement".

RISKS RELATING TO CERTIFICATES

         PAYMENTS AND MATURITY. Advances may be paid at any time and there is no assurance that there will be additional Advances created in the Advances or Covered Loan Agreements. The commencement and continuation of a Controlled Amortization Period or a Controlled Accumulation Period for the Certificates will be dependent upon the continued generation of new Advances to be conveyed to a Trust. A significant decline in the amount of Advances generated could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period. Certificateholders should be aware that the Seller's ability to continue to compete in the current industry environment will affect the Seller's ability to generate new Advances to be conveyed to the Trust and may also affect payment patterns. See "Maturity Assumptions".

         CERTIFICATE RATING. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under an Agreement and will be based primarily on the value of the Covered Advances in the related Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

         The Branch will request a rating of the Certificates offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Branch to do so may be lower than the rating assigned by a Rating Agency pursuant to the Branch's request.

         NO PRIOR HISTORY FOR THE TRUSTS; NON-RECOURSE OBLIGATIONS. Each Trust will be a newly formed entity and will have no prior operating history. Each Trust will not have substantial assets other than its Subparticipation in the Covered Advances and its interest in other Collateral as described herein. The Certificates are not recourse obligations of the Branch, the Seller, the related Trustee or any of their respective affiliates (other than such Trust).

         LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

         BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term will be used in each Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates".

                                    THE TRUST

         Each Trust will be formed in accordance with the laws of the State of New York pursuant to an Agreement. No Trust will engage in any business activity other than acquiring and holding a Subparticipation in Covered Advances pursuant to a Second Tier Participation Agreement, issuing Series of Certificates and the related Seller Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, no Trust is expected to have any need for additional capital resources other than the assets of such Trust.


            LTCB'S U.S. COMMERCIAL AND INDUSTRIAL LENDING ACTIVITIES

GENERAL

         With respect to each Series of Certificates, the Advances conveyed to the related Trust will arise under commercial and industrial loan agreements ("Covered Loan Agreements") that have been or will be entered into by the branches and agencies of LTCB and LTCB Trust Company in the United States (each, a "U.S. Lending Office"). The LTCB Portfolio of commercial and industrial loans from which Covered Loan Agreements will be selected presently includes and in the future will include broadly syndicated loans and direct (bilateral) loans with corporate and industrial customers. The Covered Loan Agreements will include fully funded term loans and revolving credit facilities.

UNDERWRITING AND APPROVAL OF NEW LOANS

         Lending relationships with commercial and industrial customers are developed through a variety of channels, including: (i) direct calling on existing and prospective borrowers by a U.S. Lending Office's account officers/relationship managers, (ii) promotional marketing to major commercial and investment banks which agent and arrange broadly syndicated loans, (iii) investing in selected equity funds sponsored by major buyout and merchant banking firms which utilize substantial amounts of bank financing, (iv) print advertising in select business publications, and (v) referrals from a variety of business contacts in the legal and financial community.

         Potential commercial and industrial loans are reviewed on an individual basis by an account officer who meets with the customer's management and reviews materials prepared by the customer and the agent bank (in the case of syndicated loans). A U.S. Lending Office's credit analysis is based on an assessment of the customer's prospects which is prepared by the account officer and subject to review and input by various personnel during the credit approval process.

         The account officer of a U.S. Lending Office performs (i) a business risk analysis involving an evaluation of the customer's competitive position, management and strategies and an industry risk assessment, (ii) a financial risk analysis focusing on profit potential, effective leverage, cash flow and financial flexibility and (iii) an analysis of the specific terms and conditions of the proposed transaction, including legal structure, covenants and collateral values. Each person involved with the preparation or approval of a credit application is required to supply his or her initials or stamp to the application before it is submitted to the next level for approval. Each credit application is initially approved by a senior officer in the business promotion group which prepared the application and by the senior officer of the U.S. Lending Office. Following approval at the U.S. Lending Office level, each credit application is submitted to The Americas Division, a separate division of LTCB located in New York, which is responsible for credit evaluation and analysis of all transactions arising in the United States. Industry-specialized credit officers of The Americas Division reevaluate each credit application. Each credit application must generally receive the final approval of the Managing Director/Chief Executive Officer of The Americas Division. After the completion of the documentation but prior to the signing and closing of a transaction, a final application including all revisions to the terms of the loan (if any) and all the necessary details for booking the transaction are prepared. The final application is reviewed and approved by all parties involved in the initial credit approval process.

         A key component of LTCB's credit approval and risk management system is its risk rating system. Each credit transaction is assigned a credit ranking prior to credit approval. The credit rankings are based upon a number of factors, including rating agency ratings, where available, or upon an internal scoring system developed and used by LTCB since 1992. The credit ranking influences the pricing decisions, marketing plans and frequency of review of such credit transaction. The credit ranking is reviewed at least annually, or at the time of any new facility, any increase in an existing facility or when the company's public debt rating is changed by any rating agency.

         Once a transaction has been executed, a copy of the final application is forwarded to the loan administration section to prepare the transaction for servicing.

SERVICING OF LOANS

         In the case of a direct loan by the Branch, the loan is serviced directly between the borrower and the Branch. In a syndicated loan transaction, the loan is serviced by an agent bank (which may be the Branch or a third-party bank). The approval process for an amendment to an existing credit agreement will be dependent upon a number of factors including the type of amendment, the risk rating of the borrower and the amount of the Branch's commitment under that facility. In the case of material amendments where the Branch's commitment is significant, the amendment approval process may be the same as the initial approval process, while less material amendments may be approved by a senior officer in a business promoting group of the Branch. For each Series of Certificates, the Servicer will be responsible for servicing and administering the Advances in accordance with the Servicer's customary and usual policies and procedures for servicing commercial and industrial loans comparable to the Advances, subject to certain limitations described under "Description of Certificates--Collection and Other Servicing Procedures".

WRITE-OFF POLICY

         Once a loan becomes delinquent it is reviewed on a monthly basis and reported to the U.S. Lending Office's regulators in accordance with applicable regulatory requirements. In some cases, delinquent loans are managed by workout specialists in The Americas Division.

         Generally, a loan is charged-off when its collectibility is sufficiently questionable and LTCB can no longer justify reporting the loan as an asset on its balance sheet. Circumstances which generally result in a charge-off designation include the filing of a bankruptcy case, the execution of an agreement which forgives some or all of the indebtedness and the classification of the loan as a "Loss" by the U.S. Lending Office's regulators.

         The Branch generally pursues one of two options to maximize its recovery on problem loans. It will either sell the loan in the secondary market or retain the loan and pursue repayment through a restructuring of the borrower and its debts or the application of proceeds arising from the liquidation of the borrower or any collateral for the loan. In the latter case the Branch (or the bank group in which the Branch is a syndicate member) often retains third-party professionals to facilitate the restructuring and sale process.


                                    THE LOANS

         The Advances conveyed to each Trust ("Covered Advances") will arise under Loan Agreements ("Covered Loan Agreements") selected from the LTCB Portfolio on the basis of criteria set forth in the related Agreement as applied on the relevant Cut-Off Date and, with respect to Additional Advances, as of the related date of their designation (the "Trust Portfolio"). Pursuant to a First Tier Participation Agreement, a Second Tier Participation Agreement and an Agreement (collectively, the "Agreements"), the Seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Loan Agreements and to transfer to the related Trust a Subparticipation in all Advances under Additional Loan Agreements, whether such Advances are then existing or thereafter created. Any Additional Loan Agreements designated pursuant to the Agreements must be Eligible Loan Agreements as of the date the Seller designates such Loan Agreements as Additional Loan Agreements. Furthermore, pursuant to the Agreements, the Seller has the right (subject to certain limitations and conditions), and in certain circumstances will be obligated, to designate certain Loan Agreements as Removed Loan Agreements and to require the Trustee to terminate the Subparticipation with respect to all Advances under such Removed Loan Agreements, upon payment by the Branch to the Seller of the amount of such Covered Advances and a reduction of the Seller Interest in a corresponding amount, whether such Advances are then existing or thereafter created. Throughout the term of each Trust, the related Loan Agreements from which the Advances arise will be the Loan Agreements designated by the Seller on the relevant Cut-Off Date plus any Additional Loan Agreements minus any Removed Loan Agreements. With respect to each Series of Certificates, the Seller will represent and warrant to the related Trust that, as of the Closing Date and as of the date Additional Loan Agreements are designated, such Loan Agreements meet certain eligibility requirements. See "Description of Certificates--Representations and Warranties". The Prospectus Supplement relating to each Series of Certificates will provide certain information about the related Trust Portfolio as of the date specified.


                              MATURITY ASSUMPTIONS

         Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Covered Principal Advances are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during an Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Advances will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

         No assurance can be given, however, that the Covered Principal Advances allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Seller can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by borrowers, total charge-offs and other related information relating to the LTCB Portfolio. There can be no assurance that future events will be consistent with such historical data.

         The amount of collections of Covered Advances may vary from month to month due to seasonal variations, general economic conditions and payment habits of certain borrowers. There can be no assurance that collections of Covered Principal Advances with respect to any Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs and the Rapid Amortization Period commences, the average life and maturity of such Series of Certificates could be significantly reduced.

         Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Covered Principal Advances scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during an Amortization Period or an Accumulation Period or on any Scheduled Payment Date, as applicable, or a Pay Out Event may occur which could initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Seller, which will in turn pay such proceeds to the Branch for the purchase of the Participation under the First Tier Participation Agreement. The Branch will use such proceeds for its general corporate purposes, including for repayment of indebtedness and the making of intercompany advances.


                           LTCB AND LTCB TRUST COMPANY

         The Long-Term Credit Bank of Japan, Limited is a wholesale banking institution whose operations are conducted through offices in Japan and a network of branches, representative offices, subsidiaries and affiliates in major international markets. LTCB was incorporated in 1952 for an unlimited term under the Commercial Code of Japan and in accordance with the provisions of the Long-Term Credit Bank Law under which it is licensed as a long-term credit bank by the Minister of Finance. The New York Branch of LTCB is licensed under
Article V of the New York Banking Law to conduct commercial banking activities in the United States. The New York Branch was established in 1974. LTCB Trust Company, a wholly-owned subsidiary of LTCB, is chartered under Article III of the New York Banking Law, pursuant to which it has engaged in commercial banking and fiduciary activities since 1985. The deposits of LTCB Trust Company are insured by the Federal Deposit Insurance Corporation ("FDIC"), and the deposits of the New York Branch are not insured by the FDIC. The principal offices of the New York Branch and LTCB Trust Company are each located at 165 Broadway, New York, New York. The Prospectus Supplement for each Series of Certificates will provide additional information relating to LTCB, the Branch and LTCB Trust Company and their commercial and industrial lending activities.


                           DESCRIPTION OF CERTIFICATES

         The Certificates will be issued in Series. Each Series will represent an interest in the specified Trust other than the interests represented by any other Series of Certificates issued by such Trust (which may include Series offered pursuant to this Prospectus) and the Seller Certificate. Each Series will be issued pursuant to an Agreement entered into by the Servicer, the Seller and the Trustee named in the related Prospectus Supplement and a Series Supplement to the Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the particular Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreement and Series Supplement.

GENERAL

         The Certificates of each Series will represent undivided interests in certain assets of the related Trust, including the right to the applicable Investor Percentage of all borrower payments on the Loan Agreements in such Trust. For each Series of Certificates, unless otherwise specified in the related Prospectus

Supplement, the Investor Interest on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

         Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

         For each Series of Certificates, payments and deposits of interest and principal will be made on Distribution Dates to Certificateholders in whose names the Certificates were registered on the record dates specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

         For each Series of Certificates, the Seller initially will own the Seller Certificate. The Seller Certificate will represent the undivided interest in each Trust not represented by the Certificates issued and outstanding under such Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from each Trust. The holder of the Seller Certificate will have the right to a percentage (the "Seller Percentage") of all borrower payments from the Covered Advances in the Trust. If provided in the related Agreement and Prospectus Supplement, the Seller Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See "--Certain Matters Regarding the Seller and the Servicer".

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Advances; Investor Charge-Offs". The amount of Covered Principal Advances in each Trust, however, will vary each day as new Covered Principal Advances are created and others are paid. The amount of the Seller Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Covered Principal Advances in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as payments of Covered Principal Advances are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Seller Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Covered Principal Advances in the related Trust.

         Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the

Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and " --Definitive Certificates".

         If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede & Co., as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates, and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex I.

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not Participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants those holdings include such undivided interests.

         Cedel Bank S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under related Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Seller advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

         Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

         Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

         For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed or deposited with respect to Certificateholders on the Distribution Dates. Interest payments or deposits on any Distribution Date will be funded from collections of Covered Interest Receivables allocated to the Investor Interest during the preceding Monthly Period or Periods and may be funded from certain investment earnings on funds held in accounts of the related Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment or deposit of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

         Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on the dates specified in the related Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Covered Principal Advances received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

         Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF COVERED ADVANCES

         With respect to each Trust, the Branch will grant, pursuant to a First Tier Participation Agreement, a Participation in all of its right, title and interest in and to the Covered Advances under the related Covered Loan Agreements and all Covered Advances thereafter created under such Covered Loan Agreements and the Seller will grant at the time of formation of each such Trust, pursuant to a Second Tier Participation Agreement, a Subparticipation in all of its right, title and interest in and to the Covered Advances under the related Covered Loan Agreements and all Covered Advances thereafter created under such Covered Loan Agreements.

         In connection with each transfer of Covered Advances to a Trust, the Seller will indicate, in its computer files that the related Covered Advances have been conveyed to such Trust. In addition, the Seller will provide to the Trustee with respect to each Trust, computer files or microfiche lists, containing a true and complete list showing each related Covered Loan Agreement, identified by account number and by total outstanding balance on the date of transfer. The Seller will not deliver to the related Trustee any other records or agreements relating to the Covered Loan Agreements or the Covered Advances, except in connection with additions or removals of Covered Loan Agreements. Except as stated above, the records and agreements relating to the Covered Loan Agreements and the Covered Advances maintained by the Servicer or its affiliates are not and will not be segregated by the Servicer or its affiliates from other documents and agreements relating to other loans and advances and are not and will not be stamped or marked to reflect the transfer of the Covered Advances to a Trust, but the computer records of the Servicer or its affiliates are and will be required to be marked to evidence such transfer. The Seller will file, with respect to each Trust, Uniform Commercial Code financing statements with respect to the Covered Advances meeting the requirements of Delaware state law. See "Risk Factors --Transfer of Covered Advances".

EXCHANGES

         For each Series of Certificates, the related Agreement will provide for the related Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Seller Certificate, a certificate which evidences the Seller Interest, which initially will be held by the Seller and will be transferable only as provided in the related Agreement. The related Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Seller Certificate may tender such Seller Certificate, or the Seller Certificate and the Certificates evidencing any Series of Certificates issued by such Trust, to the related Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Seller Certificate. Pursuant to each Agreement, the holder of the Seller Certificate may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Seller, the Servicer, the Trustee or the related Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by such Trust. However, as a condition of an Exchange, the holder of the Seller Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Seller may offer any Series under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         Unless otherwise specified in the related Prospectus Supplement, the holder of the Seller Certificate may perform Exchanges and define Principal Terms such that each Series issued under a Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the related Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Credit Enhancement, the holder of the Seller Certificate may deliver a different form of Credit Enhancement agreement. The holder of the Seller Certificate may specify different rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Seller Certificate will also have the option under the related Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under a related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the related Agreement. Under each Agreement, the holder of the Seller Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under each Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Seller Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. Each Agreement will provide that, on the date of the Exchange, the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the Certificates of such Series will be characterized as indebtedness for Federal income tax purposes and (b) a Tax Opinion, (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto executed by the Seller and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it,
(vi) an officer's certificate of the Seller to the effect that, after giving effect to the Exchange, the Seller would not be required to designate Additional Loan Agreements pursuant to the Second Tier Participation Agreement and the Seller Interest would be at least equal to the Minimum Seller Interest and (vii) the existing Seller Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Seller Certificate and the Certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Seller Certificate.

REPRESENTATIONS AND WARRANTIES

         FIRST TIER PARTICIPATION AGREEMENT. Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, LTCB will make in the First Tier Participation Agreement, certain representations and warranties to the Seller to the effect that, among other things, (a) as of the Closing Date, LTCB was duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the First Tier Participation Agreement, (b) as of the Closing Date of the initial Series of Certificates issued by such Trust, (i) the related Agreements will constitute legal, valid and binding obligations of LTCB, (ii) the grant and sale by the Branch to the Seller, and the purchase by the Seller, of a 100% Participation in the Covered Advances pursuant to the First Tier Participation Agreement will effect a valid transfer by the Branch to the Seller of the Branch's entire right, title and interest in the Covered Advances, and (iii) if and to the extent the conveyance of a 100% Participation in the Covered Advances hereunder is not deemed to be or is not recognized as a sale, the First Tier Participation Agreement will create a valid security interest in the Covered Advances (other than Covered Advances created after the Cut-Off Date) and will create a valid security interest in the Covered Advances created after the Cut-Off Date upon such creation, and upon the filing of an appropriate financing statement, the Seller will have a valid first priority perfected security interest in such property, (c) as of the relevant Cut-Off Date (or as of the date of the designation of Additional Loan Agreements), (i) each Covered Loan Agreement was an Eligible Loan Agreement,
(ii) each such Covered Loan Agreement was the valid, binding and enforceable obligation of each obligor thereunder, (iii) each such Covered Loan Agreement was entered into by the Branch or one or its affiliates in the ordinary course of LTCB's commercial and industrial lending activities, (iv) the servicing and collection practices used by the Branch or its affiliates with respect to Covered Advances under each such Covered Loan Agreement were in all respects legal and customary for similar transactions, and (v) such Covered Loan Agreement was not selected by the Branch for inclusion on any basis which would have an adverse effect on the Seller, Certificateholders or their successors or assigns, and (d) as of the relevant Cut-off Date (or as of the date of designation of Covered Advances under Additional Loan Agreements), (i) each Covered Advance outstanding on such date was an Eligible Advance and (ii) a 100% Participation in each Covered Advance was conveyed to the Seller free and clear of any Lien of any Person claiming through or under LTCB or any of its affiliates and in compliance, in all material respects, with all requirements of law applicable to LTCB.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, in the event of a breach with respect to a Covered Advance of any representations and warranties set forth in clause (c)(ii) of the preceding paragraph, or in the event that a Covered Advance is not an Eligible Advance as a result of the failure to create such Advance in compliance with all applicable requirements of applicable law and upon the satisfaction of certain conditions set forth in the First Tier Participation Agreement, then, upon the earlier to occur of the discovery of such breach or event by LTCB or receipt by LTCB of written notice of such breach or event given by the Seller, the Trustee or the Servicer, the 100% Participation created in each such Covered Advance shall terminate and be repurchased by the Branch from the Seller and extinguished. In the event of a breach of any of the other representations and warranties set forth in clause (c) of the preceding paragraph or in clause (d) of the preceding paragraph, and as a result of such breach the related Covered Loan Agreement becomes a Defaulted Loan Agreement or the rights of the Seller or the Trust in, to or under the related Covered Advances or their proceeds are impaired or the proceeds of such Covered Advances are not available for any reason to the Seller or the Trust free and clear of any lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Seller or, if the Second Tier Participation Agreement is then in effect, the Trustee, in its sole discretion but in no event later than 120 days) from the earlier to occur of the discovery of any such event or receipt by the Branch of written notice of any such event, the 100% Participation in the Covered Advances arising under such Covered Loan Agreement shall terminate and be repurchased by the Branch from the Seller and extinguished; provided, however, that no such termination, extinguishment and repurchase shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Covered Advance shall then be true and correct in all material respects as if such Covered Advance had been created on such day.

         When the provisions of the First Tier Participation Agreement require the termination and extinguishment of the Participation in the Covered Advances arising under any Covered Loan Agreement and the repurchase by the Branch of such Covered Advances then outstanding, then on the date required for such repurchase, (x) the Branch shall deposit into the Collection Account an amount equal to the outstanding amount of such Covered Advances on the day of repurchase, (y) upon such payment such Covered Loan Agreement shall be deemed to be a Removed Loan Agreement, and (z) the Seller (or, if the Second Tier Participation Agreement is then in effect, the Trustee) shall deliver to the Branch such confirmation of termination and extinguishment of the Participation in such Loan Agreement and related

Advances as the Branch may reasonably request.

         In the event of a breach of any of the representations and warranties set forth in clause (b) of the first paragraph under this subsection, the Seller, the Trustee on behalf of the Trust or the holders of Certificates evidencing more than 50% of the Investor Interests may direct that the Participation in the Covered Advances arising under all of the Covered Loan Agreements shall terminate and be repurchased by the Branch from the Seller and extinguished within 60 days of such notice (or within such longer period as may be specified in such notice); provided, however, that no such termination, extinguishment and repurchase shall be required to be made if, on any day within such applicable period, the representations and warranties contained in such clause (b) shall be true and correct in all material respects. On the date specified in such notice, (x) the Branch shall deposit into the Collection Account an amount equal to the outstanding amount of all of the Covered Advances on the day of repurchase, (y) upon such payment each of the Covered Loan Agreements shall be deemed to be a Removed Loan Agreement and (z) the Seller (or, if the Second Tier Participation Agreement is then in effect, the Trustee) shall deliver to the Branch such confirmation of termination and extinguishment of the participation interest in the Covered Loan Agreements and related Covered Advances as the Branch may reasonably request.

         SECOND TIER PARTICIPATION AGREEMENT. Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will make in the Second Tier Participation Agreement, certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Seller was duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Second Tier Participation Agreement , (b) as of the Closing Date of the initial Series of Certificates issued by such Trust, (i) each of the related Agreements will constitute a legal, valid and binding obligation of the Seller, (ii) the grant and sale by the Seller to the Trust, and the purchase by the Trust, of a 100% Subparticipation in the Covered Advances pursuant to the Second Tier Participation Agreement will effect a valid transfer by the Seller to the Trust of the Seller's entire right, title and interest in the Covered Advances and the First Tier Participation Agreement, and (iii) if and to the extent the conveyance of a 100% Subparticipation interest in the Covered Advances is not deemed to be or is not recognized as a sale, the Second Tier Participation Agreement creates a valid security interest in the First Tier Participation Agreement and the Covered Advances (other than Covered Advances created after the Cut-Off Date) and creates a valid security interest in the Covered Advances created after the Cut-Off Date and upon the filing of an appropriate financing statement and an appropriate assignment of financing statement, the Trust will have a valid first priority perfected security interest in such property, (c) as of the Closing Date of the initial Series of Certificates issued by such Trust, to the best of the Seller's knowledge, each representation and warranty made or to be made by LTCB to the Seller under certain sections of the First Tier Participation Agreement was or will be true and correct as of the date made or deemed made, and (d) as of the relevant Cut-Off Date (or as of the date of designation of Covered Advances under Additional Loan Agreements), a 100% Subparticipation in each Covered Advance then existing was conveyed to the Trust free and clear of any lien and in compliance, in all material respects, with all requirements of law applicable to the Seller.

         In the event the Participation of the Seller in any Covered Advance is terminated, repurchased and extinguished pursuant to the First Tier Participation Agreement, the 100% Subparticipation of the Trust in such Covered Advance shall terminate and be repurchased by the Seller from the Trust and extinguished on the same date as the related Participation of the Seller is repurchased by the Branch from the Seller and extinguished in accordance with the First Tier Participation Agreement. In the event of a breach of any of the representations and warranties set forth in clauses (c) and (d) of the preceding paragraph, and as a result of such breach the rights of the Trust in, to or under the related Covered Advances or their proceeds are impaired or the proceeds of such Covered Advances are not available for any reason to the Trust free and clear of any lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trust in its sole discretion but in no event later than 120 days) from the earlier to occur of the discovery of any such event or receipt by the Seller of written notice of any such event, the 100% Subparticipation in the Covered Advances arising under such Covered Loan Agreement shall terminate and be repurchased by the Seller from the Trust and extinguished; provided, however, that no such termination, extinguishment and repurchase shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Covered Advance shall then be true and correct in all material respects as if such Covered Advance had been created on such day.

         When the provisions of the Second Tier Participation Agreement require the termination and extinguishment of the Subparticipation in the Covered Advances arising under any Covered Loan Agreement and the repurchase by the Seller of such Subparticipation in such Covered Advances then outstanding (such Covered Advances, together with the related Covered Loan Agreements, "Ineligible Advances" and such termination, extinguishment and repurchase, a "Removal" with respect to the Subparticipation in the affected Ineligible Advances), then such Removal shall be effected by the Servicer deducting the principal balance of each such Ineligible Advance from the Principal Advances included in the Covered Advances in the Trust and decreasing the Seller Interest by such amount. On and after the date of such Removal, each Ineligible Advance shall be deducted from the aggregate amount of Principal Advances used in the calculation of any Investor Percentage, the Seller Percentage or the Seller Interest. In the event that the exclusion of Ineligible Advances from the calculation of the Seller Interest would cause the Seller Interest to be reduced below zero or would otherwise not be permitted by law, the Seller shall concurrently make a deposit in the Collection Account (for allocation as a Principal Advance) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Seller Interest would be reduced below zero. The portion of such deposit allocated to the Certificates of each Series shall be distributed to the Certificateholders of each Series in the manner specified in the related Agreement, if applicable, on the Distribution Date immediately following such Transfer Date. Upon Removal of an Ineligible Advance, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Advance (whether through the subparticipation interest granted, sold and purchased or otherwise), all monies due or to become due with respect to such Ineligible Advance. The Trust shall deliver to the Seller such confirmation of termination and extinguishment of the Subparticipation in such Ineligible Advance and related Loan Agreement as the Seller may reasonably request. The obligation of the Seller set forth in this paragraph, or the automatic Removal of such Ineligible Advance from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsection with respect to such Ineligible Advance available to Certificateholders or the Trust on behalf of Certificateholders.

         In the event of a breach of any of the representations and warranties of LTCB set forth in certain sections of the First Tier Participation Agreement or of the Seller set forth in clause (b) of the first paragraph of this section, the Trust or the holders of Certificates evidencing 50% or more of the Investor Interests may direct that the 100% Subparticipation in the Covered Advances arising under all of the Covered Loan Agreements shall terminate and be repurchased by the Seller from the Trust and extinguished within 60 days of such notice (or within such longer period as may be specified in such notice); provided, however, that no such termination, extinguishment and repurchase shall be required to be made if, on any day within such applicable period, the representations and warranties contained in such clauses shall be true and correct in all material respects. On the date specified in such notice, (x) the Seller shall deposit or cause to be deposited into the Collection Account an amount equal to the outstanding amount of all of the Covered Advances on the day of repurchase, (y) upon such payment each of the Covered Loan Agreements shall be deemed to be a Removed Loan Agreement, and (z) the Trust shall deliver to the Seller such confirmation of termination and extinguishment of the subparticipation interest in the Covered Loan Agreements and related Covered Advances as the Seller may reasonably request.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Loan Agreement" will be defined to mean, as of the relevant Cut-Off Date (or, with respect to Additional Loan Agreements, as of their date of designation for inclusion in the related Trust (the "Addition Date")), a Loan Agreement that (a) the Branch is a named lender under such Loan Agreement (which term, as used in this definition of "Eligible Loan Agreement" includes, where the Branch itself is a participant, in addition to the participation agreement under which the Branch holds its interest, the underlying loan agreement, credit agreement, guarantee or other document or instrument to which the obligor(s) is a party); (b) the Interest Receivables arising under such Loan Agreement are calculated only by reference to one or more specified interest rate indices; (c) such Loan Agreement provides that the place of payment by the obligor(s) thereunder is the office of a commercial bank in the United States; (d) such Loan Agreement does not prohibit the Branch from designating (either to the obligor(s) or an agent bank) that payments with respect to Advances of the Branch will be remitted to the Collection Account; (e) as of the date such Loan Agreement became a Covered Loan Agreement, (w) the Advances arising under such Loan Agreement are classified by the Branch as "corporate risk" (and not as a real estate loan, project finance loan or other risk type) in accordance with the Branch's customary policies and procedures, (x) no event of default (or similar term, as defined in such Loan Agreement) exists or has occurred since such Loan Agreement was initially entered into), (y) no Advance arising thereunder is classified as a non-accruing asset in accordance with the Branch's customary standards, policies and procedures and (z) the Advances arising thereunder and do not arise under Defaulted Loan Agreements; and (f) such Loan Agreement does not preclude the grant by the Branch hereunder of a participation interest in advances arising under such Loan Agreement. The definition of Eligible Loan Agreement may be changed by amendment to an Agreement without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a Rating Agency's withdrawal or reduction of the rating of any outstanding Series under the related Trust.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Advance" will be defined to mean each Advance that (a) arises under a Loan Agreement that was an Eligible Loan Agreement (i) as of the Cut-Off Date and the date of the Agreement in the case of the Initial Covered Loan Agreements and (ii) as of the applicable Addition Date in the case of any Additional Loan Agreement; (b) is either (i) extended and payable only in dollars and the Covered Loan Agreement under which such Advance arises does not afford any obligor(s) the right to calculate the amount due with respect to such Advance in any currency other than dollars or
(ii) extended and payable under a multi-currency facility; provided, that any advances payable in a currency other than dollars shall be allocated to the Seller Interest unless (a) the Trust has the benefit of a swap agreement which will swap payments with respect to such Advance into dollars and (b) each Rating Agency shall have confirmed that such arrangement shall not cause a withdrawal, downgrade or qualification of the ratings of any Class of Certificates; (c) was created and extended in compliance, in all material respects, with all requirements of law applicable to the Branch; (d) as to which (i) in the case of Advances existing (x) under the Initial Covered Loan Agreements on the Cut-off Date or (y) under an Additional Loan Agreement on the applicable Addition Date, as of the Cut-Off Date or applicable Addition Date, as the case may be, the Branch had good and marketable title thereto (subject to the terms of the related Loan Agreement), free and clear of all Liens arising under or through LTCB or any of LTCB's affiliates, and (ii) in the case of Advances arising under the Initial Covered Loan Agreements after the Cut-Off Date or Additional Loan Agreements after the applicable Addition Dates, as of the date such Advances were created LTCB had legal title thereto (subject to the terms of the related Loan Agreement) and had not in any manner granted any interest in the beneficial ownership thereof or any Liens thereon through LTCB or any of LTCB's affiliates except pursuant to a First Tier Participation Agreement and a Second Tier Participation Agreement; (e) is the legal, valid and binding payment obligation of the primary obligor thereon, enforceable against such primary obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and (f) does not constitute an "account" or "chattel paper" under and as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date on which such Advance arises.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Advances or any records relating to the Covered Advances for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Covered Advances and certain other components of the Trust.

ADDITION OF TRUST ASSETS

         As described above under "The Loans", the Seller will have the right to designate for each Trust, from time to time, Additional Loan Agreements to be included as Covered Loan Agreements with respect to such Trust. The Seller will grant to the related Trust a Subparticipation in all Covered Advances of such Additional Loan Agreements, whether such Advances are then existing or thereafter created.

         Each Additional Loan Agreement must be an Eligible Loan Agreement at the time of its designation. However, Additional Loan Agreements may not be of the same credit quality as the initial Loan Agreements. Additional Loan Agreements may have been originated by the Seller using credit criteria different from those which were applied by the Seller to the Initial Loan Agreements or may have been acquired by the Seller from an institution which may have had different credit criteria.

         A grant by the Seller to a Trust of a Subparticipation in Covered Advances in Additional Loan Agreements is subject to the following conditions, among others: (i) the Seller shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Loan Agreements will be included, which notice shall specify the approximate aggregate amount of such Advances to be transferred; (ii) the Seller shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Subparticipation, containing a true and complete list of such Additional Loan Agreements; (iii) the Seller shall represent and warrant that (x) each Additional Loan Agreement is, as of the Addition Date, an Eligible Loan Agreement, and each Advance in such Additional Loan Agreement is, as of the Addition Date, an Eligible Advance, (y) no selection procedures believed by the Seller to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Loan Agreements from the available Eligible Loan Agreements from the LTCB Portfolio, and (z) as of the Addition Date, the Seller is not insolvent; (iv) the Seller shall deliver certain opinions of counsel with respect to the grant of a Subparticipation in such Advances in the Additional Loan Agreements; (v) the designation of such Additional Loan Agreements and Additional Advances thereunder will not result in the occurrence of a Pay Out Event; and (vi) with respect to the designation of Additional Loan Agreements that would have the consequence of the Maximum Addition Amount being exceeded, (A) the Rating Agency Condition shall have been satisfied and (B) the Branch shall have delivered an officer's certificate to the Participant and, if the Second Tier Participation Agreement is in effect, the Trustee (with a copy to each Rating Agency) stating that the grant, sale and purchase hereunder of a 100% Participation in such Additional Loan Agreements will not result in an Adverse Effect.

         "Maximum Addition Amount" means with respect to any Addition Date, unless provided otherwise in a Series Supplement, an aggregate committed amount with respect to Advances under each Loan Agreement proposed to be designated an Additional Loan Agreement on such Addition Date that, together with the aggregate committed amounts with respect to Advances under each Covered Loan Agreement that was designated a Covered Loan Agreement on an Addition Date during the 12-month period immediately preceding such Addition Date, does not exceed a percentage (set forth in the related Prospectus Supplement) of the aggregate committed amounts under all Covered Loan Agreements after giving effect to the addition of such Additional Loan Agreement.

         If the Obligor(s) under a Covered Loan Agreement request a renewal or extension of the commitment period, maturity date or termination date (the end of such period or such date, the "Initial Termination Date" for such Covered Loan Agreement), (x) the Advances under such Covered Loan Agreement shall be Covered Advances only if and to the extent they are outstanding as of the Initial Termination Date as in effect on the date such Loan Agreement became a Covered Loan Agreement and (y) the Advances arising thereafter shall be Covered Advances only if such Loan Agreement as so extended or renewed becomes an Additional Loan Agreement in accordance with the conditions set forth in the second preceding paragraph.

         In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of each Trust, a report on Form 8-K with respect to any grant to a Trust of a Subparticipation in Covered Advances in Additional Loan Agreements that would have a material effect on the composition of the assets of such Trust.

REMOVAL OF LOAN AGREEMENTS

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, in the event the Branch, the Seller and the Trustee mutually agree to terminate a Subparticipation in any Loan Agreement and the Advances thereunder as a Covered Loan Agreement and related Covered Advances and cause the Branch to repurchase such Covered Advances from Seller, the purchase and termination shall be effected by the entering into among the Branch, the Seller and the Trustee, if applicable, of a written agreement identifying the Covered Loan Agreements that shall be deemed to be "Removed Loan Agreements" and the date (the "Removal Date") as of which such removal, repurchase and termination shall be effective. As described under "--Representations and Warranties", and subject to the conditions described in this paragraph, if there exists a breach of a representation or warranty by the Seller with respect to an Ineligible Advance, the Seller shall designate the Covered Loan Agreement under which such Ineligible Advance was made as a Removed Loan Agreement. The Seller will be permitted to designate and require termination of a Subparticipation in the Covered Advances from Removed Loan Agreements only upon satisfaction of the following conditions: (i) the removal of any Covered Advances of any Removed Loan Agreements shall not, in the reasonable belief of the Seller, cause a Pay Out Event to occur, (ii) the Seller shall have delivered to the related Trustee for execution a written notice and a computer file or microfiche list containing a true and complete list of all Removed Loan Agreements identified by Loan Agreement number and the aggregate amount of the Advances in such Removed Loan Agreements; (iii) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the holders of any Series of Certificates outstanding under such Trust were utilized in selecting the Removed Loan Agreements to be removed from such Trust;
(iv) each Rating Agency then rating each Series of Certificates outstanding under such Trust shall have received notice of such proposed removal of Loan Agreements and the Seller shall have received notice from each such Rating Agency that such proposed removal will not result in a withdrawal or reduction of its then-current rating for any such Series; (v) after giving effect to removal, the Seller Interest shall equal or exceed the minimum Seller Interest and the balance of Covered Principal Advances shall equal or exceed the sum of the initialInvestor Interests for all outstanding Series on such date (the "Minimum Aggregate Covered Principal Advances"); (vi) such other conditions as are specified in the related Prospectus Supplement; and (vii) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vii) above. Notwithstanding the above, the Seller will be permitted to designate as a Removed Loan Agreement without the consent of the related Trustee, Certificateholders or Rating Agencies any Loan
Agreement that has a zero balance and which the Seller will remove from its computer file upon satisfaction of the conditions specified in clauses (i),
(ii), (iii), (v) and (vi) above.

COLLECTION AND OTHER SERVICING PROCEDURES

         For each Series of Certificates, the Servicer will be responsible for servicing and administering the Advances in accordance with the Servicer's customary and usual policies and procedures for servicing commercial and industrial loans comparable to the Advances. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Advances covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

         The Servicer will agree in each Agreement to service and administer the Covered Loan Agreements and the Covered Advances arising thereunder and to collect payments due under the Covered Advances in accordance with its customary and usual servicing policies and procedures for its own portfolio of commercial and industrial loans (the "Servicing Standard"); provided, however, that the Servicer, in connection with its servicing and administration of the Covered Loan Agreements and the Covered Advances arising thereunder shall act without regard to any credit or other relationships apart from the Covered

Loan Agreements that the Servicer or any of its Affiliates may have with any obligor; provided, further, that the actions and obligations of the Servicer only apply to the extent of the Trust's interest in the Covered Advances and related Covered Loan Agreements (it being understood that in many cases the 100% Participation granted by the Branch to the Seller pursuant to the First Tier Participation Agreement and, accordingly, the 100% Subparticipation granted by the Seller to the Trust pursuant to the Second Tier Participation Agreement is a partial interest in a multi-bank facility with other lenders and the Branch, as Servicer, may not have the controlling vote with respect to actions taken by lenders under the Covered Loan Agreements and a party other than the Branch, as Servicer, may have no vote with respect to actions taken by lenders, including the Branch, under the Covered Loan Agreements).

         In connection with its servicing and administration of the Covered Loan Agreements and Covered Advances hereunder, the Servicer will have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable and consistent with the Servicing Standard; provided, however, that:

                  (i) the Servicer will not consent or agree to the extension or deferral of any date on which a Covered Advance is to be paid, any waiver of any covenant in any Covered Loan Agreement or any amendment or modification to any Covered Loan Agreement unless (x) such extension, deferral, waiver, amendment or modification (A) will not cause a Pay Out Event to occur, (B) in the Servicer's reasonable judgment, will not cause an Adverse Effect to occur, (C) in the Servicer's reasonable judgment, is consistent with maximizing the amount ultimately to be received by the Trust with respect to the affected Covered Advances and Covered Loan Agreements, and (y) contemporaneous with or prior to agreeing or consenting thereto, the Servicer delivers to the Trustee an Officer's Certificate to the effect set forth in the preceding clause (x);

                  (ii) in connection with any proposed extension or deferral of any date on which a Covered Advance is to be paid, the aggregate of all extensions or deferrals with respect to such payment date shall not exceed six months;

                  (iii) in the case of any proposed amendment or modification to a Loan Agreement that involves the release of collateral securing the payment of Covered Advances, collateral of equal or greater value shall be substituted for the collateral released contemporaneously or prior to the release of any such collateral;

                  (iv) if, due to one or more credit related developments, the Servicer would sell the Covered Loan Agreement in accordance with its customary policies and procedures and the Servicer reasonably believes such a sale would maximize the amount ultimately to be received by the Trust, then the Servicer may sell Covered the Loan Agreement if such sale would not cause a Pay-Out Event;

                  (v) if any suit or proceeding is (x) commenced by any obligor under a Covered Loan Agreement against the Branch (whether in its capacity as Servicer or otherwise), any of its affiliates, the Seller or the Trust or (y) to the knowledge of the Servicer, commenced by any obligor under any Covered Loan Agreement against any other lending bank or agent or threatened against the Branch (whether in its capacity as Servicer or otherwise), any lending bank or agent, the Seller or the Trust, the Servicer shall give prompt notice thereof to the Trustee.

         "Adverse Effect" means, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event or (b) adversely affect the amount of distributions to be made to the Certificateholders of any Series or Class pursuant to an Agreement or the receipt of distributions on the Certificates when expected.

         In the event of a breach by the Servicer of any covenant or agreement under the Agreement, and such breach has a material adverse effect on the Certificateholders taken as a whole in the affected Covered Advance or Covered Loan Agreement (which determination shall be made without regard to whether funds are then available to any Certificateholders of any Series pursuant to any Credit Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given by the Trustee, all Covered Advances arising under the Covered Loan Agreement or Covered Loan Agreements to which such event relates shall be sold and assigned to the Servicer on the terms and conditions set forth below. If the Branch is the Servicer, such sale and assignment shall be effected by the related Covered Loan Agreement becoming a Removed Loan Agreement in accordance with the First Tier Participation Agreement and the Second Tier Participation Agreement. If the Branch is not the Servicer, such sale and assignment will be effected by (i) the Trust selling and granting to the Servicer, and the Servicer purchasing from the Trust, a 100% Participation in such Covered Advances and the Servicer paying for the same by depositing an amount equal to the amount of such Covered Advances in the Collection Account on the Business Day preceding the Distribution Date following the Monthly Period during which such obligation arises. Such sale and assignment to the Servicer will constitute the sole remedy available to the Trust or the Certificateholders in connection with any such breach.

         In the event that the Seller is unable for any reason to transfer Covered Advances to the Trust in accordance with the provisions of the Second Tier Participation Agreement or an Agreement then, in any such event, (i) the Servicer shall allocate, after such date, all collections with respect to Covered Principal Advances, and all amounts which would have constituted collections with respect to Covered Principal Advances but for the Seller's inability to transfer such Advances (up to an aggregate amount equal to the aggregate amount of Covered Principal Advances in the Trust as of such date) in accordance the applicable First Tier Participation Agreement; (ii) the Servicer agrees to apply such amounts as collections in accordance with the applicable Agreement, and (iii) for only so long as all collections and all amounts which would have constituted collections are allocated and applied in accordance with clauses (i) and (ii) above, Covered Principal Advances and all amounts which would have constituted Covered Principal Advances but for the Seller's inability to transfer Covered Advances to the Trust that are written off as uncollectable in accordance with the applicable Agreement shall continue to be allocated in accordance with such Agreement and all amounts which would have constituted Covered Principal Advances but for the Seller's inability to transfer Covered Advances to the Trust shall be deemed to be Covered Principal Advances for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any requirement of law to allocate payments on the Covered Loan Agreements as described above, the Servicer will allocate, after the occurrence of such event, payments under each Covered Loan Agreement with respect to Covered Principal Advances thereunder first to the oldest Covered Principal Advances under such Covered Loan Agreement and have such payments applied as collections in accordance with the applicable Agreement.

         In the event that, pursuant to the Agreements, Ineligible Advances are removed from the pool of Covered Advances, then, in any such event, the Servicer shall account for payments received with respect to such Ineligible Advances separately from its accounting for collections on Covered Principal Advances retained by the Trust. If payments received from or on behalf of an obligor are not specifically applicable either to an Ineligible Advance of such obligor reassigned to the Seller or to Covered Advances of such obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Covered Principal Advances of such obligor retained in the Trust and the total amount owing by such obligor on any Ineligible Advances purchased by the Seller, and the portion allocable to any Covered Principal Advances retained in the Trust shall be treated as collections and deposited in accordance with the provisions of the applicable Agreement.

         The Servicer will not be obligated to use servicing procedures, offices, employees or accounts for servicing the Trust Portfolio that are separate and apart from the procedures, offices, employees and accounts used by the Servicer in connection with servicing and administering the LTCB Portfolio.

TRUST ACCOUNTS

         Unless otherwise specified in the Prospectus Supplement relating to a Trust, the related Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which needs not be a deposit account), an "Interest Account" and a "Principal Account", for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. Each Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Institution). The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution", defined as a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's Ratings Group ("Standard & Poor's") and P-1 by Moody's Investors Service, Inc. ("Moody's") or (ii) a depositary institution acceptable to the Rating Agency; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, the Principal Account, the Interest Account, any series account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 by Moody's so long as Moody's is a Rating Agency and BBB- by Standard & Poor's so long as Standard & Poor's is a Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, funds in the Principal Account and the Interest Account for each Trust will be invested, at the direction of the Servicer, in (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America, (ii) time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any State thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above, and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and AAA by Moody's or otherwise approved in writing by each Rating Agency; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee upon books maintained for the purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; and (d) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Certificates (such investments, "Permitted Investments"). Unless otherwise specified in the related Prospectus Supplement, a Permitted Investment may include an obligation of the Branch or its affiliates if the conditions in this paragraph are satisfied. Unless otherwise specified in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Interest Account or the Principal Account will be paid to the Seller. Funds in any other series account established by a Series

Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Interest Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

         For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Advances to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Advances are delivered to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

         During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Interest Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

INVESTOR PERCENTAGE AND SELLER PERCENTAGE

         For each Trust, the Servicer will allocate between the Investor Interest of each Series issued by such Trust and outstanding (and between each Class of each Series) and the Seller Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Covered Interest Receivables, all amounts collected on Covered Principal Advances and all Covered Advances under Defaulted Loan Agreements. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Seller Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage with respect to the allocations of collections of Principal Advances, Interest Receivables and Advances under Defaulted Loan Agreements during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

         The Seller Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

      Unless otherwise specified in the related Prospectus Supplement, for so long as the Branch is the Servicer, the Branch, in such capacity, will (i) remit to the Collection Account for the related Trust by not later than 11:00 A.M. on the business day after the same is received by the Branch all amounts paid or payable with respect to Covered Advances and received by the Branch and (ii) in the event a Servicer Default occurs with respect to the Branch while it is the Servicer, to the extent that it has authority to do so under the Covered Loan Agreements, direct the obligors thereunder or any agent bank, as applicable, to remit all amounts paid or payable with respect to Covered Advances to the Collection Account for the related Trust. In the event any person other than the Branch is the Servicer and collections are paid to or received by such Servicer, such Servicer shall deposit all collections in the Collection Account for the related Trust as promptly as possible after the date of processing of such collections, but in no event later than the second business day following such date of processing; provided, however, that if an event of bankruptcy or insolvency occurs with respect to such Servicer, then from and after such occurrence such Servicer shall deposit all collections in the Collection Account for the related Trust immediately after the date of processing to the extent permitted by applicable law.

      Unless otherwise specified in the related Prospectus Supplement, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Interest Account, the Principal Account or any Series account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to any Credit Enhancement Provider and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

         (a) an amount equal to the Seller Percentage of the aggregate amount of such deposits in respect of Covered Principal Advances and Covered Interest Receivables, respectively, will be paid or held for payment to the holder of the Seller Certificate;

         (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Covered Interest Receivables will be deposited into the Interest Account for allocation and distribution as described in the related Prospectus Supplement;

         (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Covered Principal Advances will be paid or held for payment to the holder of the Seller Certificate, provided that if after giving effect to the inclusion in the related Trust of all Covered Advances on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Seller Interest is reduced to zero, the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust;

         (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Covered Principal Advances up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Covered Principal Advances exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Seller Certificate until the Seller Interest is reduced to zero, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust; and

         (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Covered Principal Advances will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

      In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

      Any amounts collected in respect of Covered Principal Advances and not paid to the Seller because the Seller Interest is zero as described above (with respect to each Series, "Unallocated Principal Collections"), will be paid to and held in the Principal Account and paid to the Seller if and to the extent that the Seller Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the dates specified in the related Prospectus Supplement or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the related Trust in the manner and order of priority specified in the related Prospectus Supplement.

SHARED EXCESS INTEREST COLLECTIONS

      Any Series offered hereby may be included in a Group. The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Interest Collections with respect to another Series within such Group to cover any shortfalls with respect to amounts payable from collections of Interest Receivables allocable to such Series or Class. See "Description of Certificates--Application of Collections" and "--Defaulted Advances; Investor Charge-Offs".

SHARED PRINCIPAL COLLECTIONS

      If so specified in the related Prospectus Supplement, to the extent that collections of Covered Principal Advances and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

EXCESS FUNDING ACCOUNT

      If, on any date, the Seller Interest is less than or equal to the Minimum Seller Interest or the amount of Covered Principal Advances is less than or equal to the Minimum Aggregate Principal Advances (as defined below), the Servicer shall not distribute to the Seller any Shared Principal Collections that otherwise would be distributed to the Seller but, instead, shall deposit such funds in an account therefor (the "the Excess Funding Account"). The Trustee, on instruction from the Seller, shall withdraw funds on deposit in the Excess Funding Account and pay such funds to the Seller on any Distribution Date to the extent that, after giving effect to such payment, the Seller Interest exceeds the Minimum Seller Interest and the amount of Covered Principal Advances exceeds the Minimum Aggregate Principal Advances; provided, however, that if an Accumulation Period or Amortization Period commences with respect to any Series, any funds on deposit in the Excess Funding Account will be released from the Excess Funding Account, deposited in the Principal Account and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series. Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as collections of Interest Receivables with respect to such Monthly Period. "Minimum Aggregate Principal Advances" shall mean, unless otherwise set forth in the related Prospectus Supplement, as of any date of determination, an amount equal to the sum of the initial Investor Interests for all outstanding Series on such date.

DEFAULTED ADVANCES; INVESTOR CHARGE-OFFS

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of Covered Principal Advances under Loan Agreements ("Defaulted Loan Agreements") where (a) the payment of any Covered Principal Advance is 180 days or more past due, (b) the obligor has declared bankruptcy or is the subject of a foreclosure, receivership or insolvency proceeding, (c) the Branch has accelerated any Covered Principal Advance under such Loan Agreement, or (d) the Servicer has determined in accordance with its standard policies that more than 50% of the Covered Principal Advances under such Loan Agreement are uncollectible. The Default Amount for a Monthly Period will be allocated among each Series of Certificates and the Seller Certificate as described in the Prospectus Supplement; the portion allocated to a Series is referred to as the "Investor Default Amount" for that Series. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Interest Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Seller Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of the Senior Certificates to make up any Investor Default Amount allocable to such holders of Senior Certificates.

      With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Interest Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

      If the amount due and payable in respect of any Covered Advance is reduced due to a set-off by, or other claim asserted by, a borrower, the amount of the Seller Interest will be reduced by the net amount of such reduction. After any such reduction in the amount of the Seller Interest occurs, the amount of such Covered Advance described above will be deducted from Principal Advances used in the calculation of the principal allocation percentage and the floating allocation percentage applicable to any Series. Furthermore, to the extent that the reduction in the amount of the Seller Interest would reduce such interest below zero, the Seller will deposit into the Collection Account in immediately available funds an amount equal to the amount by which the Seller Interest would be reduced below zero on the Distribution Date following such Due Period.

DEFEASANCE

      If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series or the related Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Covered Advances, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding

Series of Certificates of such Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Covered Advances, the Seller will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the related Trust being required to register as an "investment company" within the meaning of the Investment Company Act and (ii) a Tax Opinion.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

      With respect to each Series, the Certificates will be subject to optional repurchase by the Seller on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if any (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the related Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

      The Certificates of each Series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Seller or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Advances in the manner provided in the related Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Covered Advances, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

      Unless the Servicer and the holder of the Seller Certificate instruct the Trustee otherwise, each Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding are zero, (b) June 30, 2018, or (c) if the Covered Advances are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of each Trust and the surrender of the Seller Certificate, the Trustee shall convey to the holder of the Seller Certificate all right, title and interest of the Trust in and to the Covered Advances and other funds of the Trust.

PAY OUT EVENTS

      Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by a Trust upon the occurrence of either of the following events:

         (a) certain events of insolvency or receivership relating to the Branch or the Seller;

         (b) the Branch shall become unable for any reason to give effect to its grant and sale of a Participation in Covered Advances arising under the First Tier Participation Agreement or the Seller shall become unable for any reason to give effect to its grant and sale of a Subparticipation in the Covered Advances arising after the date hereof under the Second Tier Participation Agreement;

         (c) such Trust becomes an "investment company" within the meaning of the Investment Company Act.

      In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

      In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Branch or the Seller voluntarily enters liquidation or a receiver or conservator is appointed for the Branch or the Seller, on the day of such event the Branch or the Seller, as applicable, will immediately cease to transfer Principal Advances to the Trust and promptly give notice to the Trustee of such event.

      If the only Pay Out Event to occur is either the insolvency of the Branch or the Seller or the appointment of a conservator or receiver for the Branch or the Seller, the conservator or receiver may have the power to prevent the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Covered Advances and the early retirement of the Certificates. See "Risk Factors--Certain Matters Relating to Receivership".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Covered Interest Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Interest Account or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for each Trust will be allocable to the Seller Interest, the Investor Interests of any other Series issued by such Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement.

      Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Seller Interest.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Covered Advances including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the related Trust or the Certificateholders other than any tax imposed on or measured by income, including any federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

CERTAIN MATTERS REGARDING THE SELLER AND THE SERVICER

      With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the related Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the related Agreement.

      Each Agreement will provide that the Servicer will indemnify the related Trust and Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Advances or Advances which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

      Each Agreement will provide that neither the Seller nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the related Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Seller, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

      Each Agreement will provide that the Seller may transfer its interest in all or a portion of the Seller Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a withdrawal or reduction of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each outstanding Series as debt for federal income tax purposes and will not cause a taxable event to holders of any Certificates of any Series.

      Any person into which, in accordance with each Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, upon execution of a supplement to this Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

      Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the related Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Covered Advances and the proceeds thereof and the Trustee may appoint a new Servicer (a "Servicer Transfer"). The rights and interest of the Seller under the related Agreement and in the Seller Interest will not be affected by such termination. The related Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Seller the right of first refusal to purchase the Covered Advances on terms equivalent to the best purchase offer as determined by the Trustee.

      Unless otherwise specified in the related Prospectus Supplement, "Servicer Default" under any Agreement refers to any of the following events:

         (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring five business days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of the related Agreement;

         (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in the related Agreement, which has a material adverse effect on the Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Certificateholders for such period;

         (c) any representation, warranty or certification made by the Servicer in the related Agreement or in any certificate delivered pursuant to the related Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Certificateholders for such period;

         (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer; or

         (e) such other event specified in the related Prospectus Supplement.

      Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Seller and the holders of Certificates of each Series issued and outstanding under the related Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Servicer Transfer.

REPORTS TO CERTIFICATEHOLDERS

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Covered Principal Advances processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Covered Principal Advances, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Covered Principal Advances in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Loan Agreements which are 30 or more days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the close of business on the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Interest Receivables during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date, and (n) certain information relating to the floating or variable Certificate Rates, if applicable. for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

      On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificate holders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Loan Agreements and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal Loan accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the related Agreement during the period covered by such report (which shall be the period from July 1 (or for the initial period, the relevant Closing Date) of the preceding calendar year to and including June 30 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

      Each Agreement will provide for delivery to the Trustee on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

      Unless otherwise specified in the related Prospectus Supplement, each Agreement and any Series Supplement may be amended by the Seller, the Servicer and the related Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose, provided that (i) the Seller delivers an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

      Each Agreement and any related Series Supplement may be amended by the Seller, the Servicer and the related Trustee, without the consent of the Certificateholders of any Series then outstanding, to provide for additional Enhancement or substitute Enhancement with respect to a Series, to change the definition of Eligible Loan Agreement or to provide for the addition to the Trust of a Participation, provided, that (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

      Each Agreement and the related Series Supplement may be amended by the Seller, the Servicer and the related Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interests for all Series of the related Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Advances from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the related Agreement and any Series Supplement.

LIST OF CERTIFICATEHOLDERS

      With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

      The Prospectus Supplement for each Series will specify the Trustee under the related Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a Company-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or Company-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or Company-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                               CREDIT ENHANCEMENT

GENERAL

      For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplements, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

      Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

      If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement.

      Additionally, the related Prospectus Supplement may set forth certain information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider will have an interest in certain cash flows in respect of the Covered Advances to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

      If so specified in the related Prospectus Supplement, one or more of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Covered Advances otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

      The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain Permitted Investments in an Account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Seller elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Covered Principal Advances allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Advances allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Covered Interest Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash

Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

      If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

        The following is a general discussion of the material United States federal income tax consequences relating to the purchase, ownership and disposition of an Offered Certificate. This discussion is based on the present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial and administrative interpretations thereof, all of which are subject to change, possibly on a retroactive basis. Unless otherwise stated, this discussion deals only with Certificateholders who purchase their Offered Certificates upon original issuance at their original issue price and who hold their Offered Certificates as capital assets. The tax treatment of a Certificateholder may vary depending upon such Certificateholder's particular situation. This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular Certificateholder in light of that Certificateholder's circumstances, and some Certificateholders, such as banks, real estate investment trusts, regulated investment companies, insurance companies or tax-exempt investors, may be subject to special tax treatment. In addition, this summary does not discuss the alternative minimum tax or the state, local or foreign tax consequences that may be relevant to a Certificateholder. Accordingly, Certificateholders should consult their own tax advisers in determining the United States federal, state, local and foreign income tax consequences that may result from their purchase, ownership and disposition of a Certificate. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

        For purposes of this discussion, the term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The term "U.S. Certificateholder" means any beneficial owner of an Offered Certificate of that is either a U.S. Person or any other person to the extent that the income attributable to an Offered Certificate is effectively connected with that person's conduct of a trade or business within the United States. For purposes of this discussion, the term "non-U.S. Certificateholder" mean any beneficial owner of an Offered Certificate that is not a U.S. Certificateholder and the term "Offered Certificates" shall mean each Class of Certificates offered under a Prospectus Supplement.

TREATMENT OF THE CERTIFICATES AS DEBT

        LTCB Asset Funding and the Certificateholders will express in each Agreement their intent that, for all United States tax purposes, the offered Certificates will be debt of the Branch secured by the Covered Advances. LTCB Asset Funding, by entering into an Agreement, and each Certificateholder, by acceptance of a beneficial interest in an Offered Certificate, will agree to treat the Offered Certificates as debt for all United States tax purposes. However, the transfer of Covered Advances is sometimes referred to as a "sale," in each Agreement, and because different criteria are used in determining the non-tax accounting treatment of the transaction, LTCB Asset Funding will treat each Agreement, for non-tax accounting purposes, as causing a transfer of an ownership interest in the Covered Advances and not as creating a debt obligation.

      A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of such transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under United States federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

      The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, based upon its analysis of such factors, Simpson Thacher & Bartlett ("Tax Counsel") will deliver its opinion that, (i) although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Offered Certificates will be properly characterized as debt secured by the Covered Advances for United States federal income tax purposes; and (ii), based upon such opinion, the relevant Trust will not be classified as an association or publicly traded partnership taxable as a corporation for such purposes. Except where indicated to the contrary, the following discussion assumes that the Offered Certificates will be treated as debt for United States federal income tax purposes.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

      GENERAL. If the Offered Certificates are considered to have been issued with "original issue discount" ("OID") within the meaning of Section 1273(a) of the Code, a U.S. Certificateholder will be subject to special tax accounting rules which will require such U.S. Certificateholder to include such OID in gross income on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Code Section 1272(a)) regardless of the U.S. Certificateholder's regular method (i.e., cash or accrual) of tax accounting. The stated interest on the Offered Certificates will be considered OID (and, thus, a U.S. Certificateholder will be required to include such interest in gross income on a daily economic accrual basis) unless such interest is considered "unconditionally payable."

      Under the applicable Treasury regulations, the stated interest on the Offered Certificates will be considered to be "unconditionally payable" only if the terms and conditions of the Offered Certificates make the likelihood of late payment or nonpayment of interest on the Offered Certificates a "remote contingency." Since the Trust and the Trustee have no discretion to withhold, delay or otherwise defer scheduled monthly payments of interest on the Offered Certificates (provided the Trust has sufficient cash on hand to allow the Trustee to make such interest payments) LTCB Asset Funding intends to take the position that late payment or nonpayment of stated interest on the Offered Certificates is a remote contingency. Accordingly, a U.S. Certificateholder generally will include stated interest on an Offered Certificate in gross income in accordance with such U.S. Certificateholder's regular method of tax accounting.

      If, however, the stated interest on the Offered Certificates is not paid in full on a Scheduled Payment Date, the Offered Certificates may at such time, and at all times thereafter, be considered to be issued with OID and all U.S. Certificateholders would be required to include such stated interest in gross income (as OID) on a daily economic accrual basis as described below.

      ORIGINAL ISSUE DISCOUNT. If stated interest on the Offered Certificates is not considered "unconditionally payable" or the Offered Certificates are otherwise issued with OID, the provisions of sections 1271 through 1273 and 1275 of the Code will apply to the Offered Certificates. Under those provisions, a U.S. Certificateholder (including a cash basis U.S. Certificate holder) generally would be required to accrue the OID on an Offered Certificate for United States federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of receipt of the cash attributable to that income.

      If stated interest on the Offered Certificates is considered "unconditionally payable", an Offered Certificate will be treated as having been issued with OID only if the stated principal amount of the Offered Certificate exceeds the original "issue price" of such Offered Certificate by an amount that is greater than the product of 0.25% and the weighted average life of such Offered Certificate (determined by taking into account only the number of complete years following issuance for any partial principal payments). In this instance, an Offered Certificate would be considered to have been issued with OID to the extent that the stated principal amount of such Offered Certificate exceeds the original "issue price" of such Offered Certificate. the original "issue price" of an Offered Certificate generally will be the first price at which a substantial amount of the issue of which such Offered Certificate is a part is sold to investors by (or on behalf of) the Trust.

SALE OF CERTIFICATES

      Upon a sale or other taxable disposition of an Offered Certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on such sale or disposition (except to the extent that such amount realized is characterized as a payment of accrued but unpaid interest on such Offered Certificates that the U.S. Certificateholder has not previously included in gross income) and the U.S. Certificateholder's adjusted tax basis in such Offered Certificate. The adjusted tax basis of an Offered Certificate generally will equal its cost, increased by any OID includible in income with respect to the Offered Certificate prior to its sale and reduced by any principal payments previously received with respect to the Offered Certificate and any amortized premium.

Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Certificateholder held the Offered Certificates for more than one year. Capital losses generally may be used only to offset capital gains.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS

      Although as described above, it is the opinion of Tax Counsel that Offered Certificates will be properly characterized as debt for United States federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Offered Certificates were not debt obligations for United States federal income tax purposes, the related Trust would be classified as a publicly traded partnership for such purposes. Because in the opinion of Tax Counsel the Offered Certificates will be characterized as debt for United States federal income tax purposes, no attempt will be made to comply with any IRS reporting or other requirements that would apply if the Trust were considered a publicly traded partnership.

      If the Trust was treated as a publicly traded partnership taxable as a corporation, the Trust's net income would be subject to United States federal income tax at the applicable corporate income tax rates. No distributions from the Trust would be deductible in computing the net income of the deemed corporation, except to the extent that any Offered Certificates were treated as debt of such corporation and distributions to the related Certificateholders were treated as payments of interest thereon. Such tax treatment could result in reduced distributions to Certificateholders. In addition, distributions made by such corporation in respect of any Offered Certificates that are not treated as debt for Unites States federal income tax purposes would be treated as dividends to the Certificateholders holding such Offered Certificates to the extent of the current and accumulated earnings and profits of such deemed corporation.

      Alternatively, if such a Trust was not considered to be engaged in a "financial business" for purposes of Section 7704(d)(2) of the Code, such Trust, although it would still be considered a publicly traded partnership, would not be taxable as a corporation. In this instance, such Trust would not be subject to United States federal income tax and each item of income, gain, loss and deduction of such partnership generated through the ownership of the related Covered Advances would be taken into account directly in computing taxable income of the LTCB Asset Funding (or the holder of the Seller Certificate) and any Certificateholders treated as partners in accordance with their respective partnership interests therein. The amount and timing of income reportable by any Certificateholders treated as partners would likely differ from that reportable by such Certificateholders had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual may be taxed on a greater amount of income than the stated rate on the Offered Certificates. In addition, if the partnership is a "publicly traded partnership" (as defined in section 469(k)(2) of the Code), even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a U.S. Certificateholder that is a pension, profit sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

NON-U.S. CERTIFICATE OWNERS

      Assuming the Offered Certificates are classified as debt for United States federal income tax purposes, under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

      (a) no withholding of United States federal income tax will be required with respect to the payment by the Branch, LTCB Funding or any Paying Agent of principal or interest on an Offered Certificate owned by a non-U.S. Certificateholder, provided (i) that the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of LTCB entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the non-U.S. Certificateholder is not a controlled foreign corporation that is related to LTCB through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on an Offered Certificate is described in section 881(c)(3)(A) of the Code and (iv) the non-U.S. Certificateholder satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

      (b) no withholding of United States federal income tax will be required with respect to any gain realized by a non- U.S. Certificateholder upon the sale, exchange or retirement of an offered Certificate; and

      (c) an Offered Certificate beneficially owned by an individual who at the time of death is a non-U.S. Certificateholder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of LTCB entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Offered Certificate would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

      To satisfy the requirement referred to in (a)(iv) above, the non-U.S. Certificateholder or a financial institution holding the Offered Certificate on behalf of such non-U.S. Certificateholder, must provide, in accordance with specified procedures, LTCB Asset Funding or its Paying Agent with a statement to the effect that the non-U.S. Certificateholder is not a U.S. Person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the non-U.S. Certificateholder provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. Person, (which classification may be made on an IRS Form W-8 (or successor form) or (2) a financial institution holding the Offered Certificate on behalf of the non-U.S. Certificateholder certifies, under penalties of perjury, that such statement has been received by it and furnishes LTCB Asset Funding or its Paying Agent with a copy thereof.

      Payments of interest (including OID, if any,) on, or with respect to, the Certificates made by the Branch, LTCB Asset Funding or any paying Agent to non-U.S. Certificateholders who cannot satisfy the requirements of paragraph
(a) above will be subject to a 30% United States withholding tax unless the non-U.S. Certificateholder provides the Branch, LTCB Asset Funding or the relevant Paying Agent with a properly executed (1) IRS Form 1001 (or successor form) claiming a reduction of, or an exemption from, such withholding tax under the benefit of a United States tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Offered Certificate is not subject to such withholding tax because it is effectively connected with the non-U.S. Certificateholders' conduct of a trade or business in the United States.

      If a non-United States Certificateholder is engaged in a trade or business in the United States and interest paid with respect to such Certificateholder's Offered Certificates is effectively connected with the conduct of such trade or business, the non-United States Certificateholder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest income on a net income basis in the same manner as if it were a U.S. Certificateholder. In addition, if such non-United States Certificateholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

      Any gain realized upon the sale or other taxable disposition of Offered Certificates by a non-U.S. Certificateholder generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business carried on in the United States by such non-United States Certificateholder, (ii) in the case of a non-United States Certificateholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on such Offered Certificates the requirements described above are not satisfied.

      The discussion set forth herein assumes that the Offered Certificates will be classified as debt for United States federal income tax purposes. If, however, the Offered Certificates were treated as an interest in a partnership (other than a publicly traded partnership taxable as a corporation), the recharacterization could cause a non-U.S. Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificateholder would be required to file a United States federal income tax return and, in general, would be subject to United States federal income tax (including, in the case of a non-U.S. Certificateholder that is a corporation, the branch profits tax) on its allocable share of the net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent in the case of a non-U.S. Certificateholder that is an individual. Alternatively, if some or all of the offered Certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding tax at the rate of 30 percent, unless that rate were reduced under an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of an offered Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificateholder must be reported to the IRS, unless the U.S. Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificateholder who is not an exempt recipient.

      In addition, upon the sale of an Offered Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides identifying information in the required manner, and in the case of a non-U.S. Certificateholder certifies that the seller is a non-U.S. Certificateholder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on an IRS Form W-8 under penalties of perjury, although in cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury Regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a United States office of a broker, and the information reporting requirements generally will apply to a foreign office of a United States broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

      Any amounts withheld under the backup withholding rules from a payment to a Certificateholder would be allowed as a refund or a credit against such Certificateholder's United States federal income tax, provided that the required information is furnished to the IRS.

RECENT LEGISLATION

      Recent legislation passed by Congress and signed into law by the President on August 20, 1996 adds Sections 860H through 860L to the Code (the "FASIT Provisions") which will provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, is not to be effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be drafted. On or after September 1, 1997, any Trust may elect, pursuant to the transition rules set forth in the FASIT legislation, to be taxed under the FASIT Provisions; provided, however, that any such election shall be made only in accordance with the amendment provisions of the relevant Agreement.

STATE AND LOCAL TAXATION

      The discussion above does not address the tax consequences of the purchase, ownership or disposition of an Offered Certificate under any foreign, state or local tax law. Each investor should consult its own tax adviser regarding the state and local tax consequences of investing in the Offered Certificates.


                              ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans and entities which are deemed to hold the assets of any such plan (collectively, "Plans") from engaging in certain actions involving the assets of any Plan ("Plan Assets") with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, but governmental plans may be subject to similar regulation under applicable state law.

      Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement, the Seller anticipates that each Class of Certificates will be eligible for purchase by Plan investors.

      A violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with assets of any Plan if the Seller, the Trustee, any underwriters of such Series or any of their affiliates were a "party in interest" or a "disqualified person", with respect to such Plan, unless a statutory, regulatory or administrative exemption is available from the Department of Labor (the "DOL"). The Seller, the Trustee, any underwriters of a Series and their affiliates are likely to be "parties in interest" and "disqualified persons" with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Seller, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DOL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DOL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

      Under certain circumstances, regulations issued by the DOL (the "Plan Asset Regulation") treats the assets of an entity in which a Plan holds an equity interest as Plan Assets. Because the Certificates will represent beneficial interests in a Trust, and despite the agreement of the Seller and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as Plan Assets of the investing Plans for purposes of ERISA and Section 4975 of the Code, unless either of the following exceptions applies.

      The first exception applies to a "publicly-offered security". A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the related Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. Except to the extent otherwise disclosed in the related Prospectus Supplement, it is anticipated that each Class of Certificates will meet the foregoing criteria for treatment as "publicly-offered securities". No restrictions will be imposed on the transfer of the Certificates. Except to the extent otherwise disclosed in the related Prospectus Supplement, the Seller expects that each Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. Each Class of Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

      The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be Plan Assets) is not "significant". Benefit plan investors' equity participation in a Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the related Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Seller as to whether the value of each class of equity interests in any Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

      If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to a Trust and the Trust were considered to hold Plan Assets, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Plan that is a Certificate Owner might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the assets of a Trust even if they would otherwise apply to the purchase of a Certificate by a Plan.

      The Certificates of any Series may not be purchased with the assets of a Plan if the Seller, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan Assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (ii) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan.

      In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf of Plan Assets should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered Plan Assets, the consequences that would apply if the Trust's assets were considered Plan Assets, and the possibility of exemptive relief from the prohibited transaction rules. Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Seller will agree to sell to Goldman, Sachs & Co. and/or each of the other underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

      In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

      Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

      In connection with an offering, the underwriters may purchase and sell the Certificates in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with an offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Certificates; and short positions created by the underwriters involve the sale of the underwriters of a greater number of Certificates than they are required to purchase from the Trust in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriters if such Certificates are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

      Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.


                            VALIDITY OF CERTIFICATES

      Certain legal matters relating to the validity of the Certificates will be passed upon for the Seller by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, special counsel to the Seller and for the underwriters by Sullivan & Cromwell, New York, New York. Certain legal matters relating to the issuance of the Certificates under the laws of the State of Delaware will be passed upon for the Seller by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Seller by Simpson Thacher & Bartlett.

                       INDEX OF TERMS FOR BASE PROSPECTUS

Term                                                                     Page
----                                                                     ----

Accumulation Period............................................             6
Additional Date................................................            37
Additional Interest............................................            15
Additional Loan Agreements.....................................             6
Adverse Effect.................................................            42
Agreement......................................................             5
Agreements.....................................................            25
Amortization Period............................................             6
Borrowers......................................................            19
Branch.........................................................          1, 5
Calculation of Registration Fee................................          II-2
Cash Collateral Account........................................            56
Cash Collateral Guaranty.......................................            55
CEDEL..........................................................            29
CEDEL Participants.............................................            29
Certificateholders.............................................             3
Certificate Owners.............................................             3
Certificate Rate...............................................             6
Certificates...................................................          1, 5
Class..........................................................          2, 5
Closing Date...................................................            11
Code...........................................................        17, 59
Collateral Interest............................................            56
Collection Account.............................................            10
Commission.....................................................             3
Controlled Accumulation Amount.................................            12
Controlled Accumulation Period.................................            12
Controlled Amortization Amount.................................            11
Controlled Amortization Period.................................            11
Controlled Deposit Amount......................................            12
Controlled Distribution Amount.................................            11
Cooperative....................................................            30
Covered Advances...............................................      1, 5, 24
Covered Interest Receivables...................................             8
Covered Loan Agreements........................................  1, 5, 23, 24
Covered Principal Advance......................................             7
Credit Enhancement.............................................             5
Credit Enhancement Percentage..................................            44
Credit Enhancement Provider....................................            52
Cut-Off Date...................................................             7
Defaulted Loan Agreement.......................................            45
Definitive Certificates........................................             9
Depositories...................................................            28
Depository.....................................................            27
Determination Date.............................................            47
Disclosure Document............................................             8
Distribution Account...........................................            43
Distribution Date..............................................            10
DOL............................................................            64
DTC............................................................        3, A-1


Eligible Advance...................................................        38
Eligible Loan Agreement............................................        37
Enhancement........................................................         5
Enhancement Invested Amount........................................        55
ERISA..............................................................        17
Euroclear..........................................................        30
Euroclear Operator.................................................        30
Euroclear Participants.............................................        30
Excess Funding Account.............................................        47
Excess Interest Collections........................................        14
Exchange...........................................................         8
Exchange Act.......................................................         3
FASIA..............................................................        63
FASIT Provisions...................................................        63
FDIC...............................................................     7, 26
First Tier Participation Agreement.................................         6
Full Investor Interest.............................................        16
Funding Period.....................................................        15
Global Securities..................................................       A-1
Group..............................................................        14
Holders............................................................        31
Independent Investors..............................................    16, 65
Indirect Participants..............................................        28
Ineligible Advances................................................        36
Initial Loan Agreements............................................         6
Initial Termination Date...........................................        39
Interest Account...................................................        43
Interest Funding Account...........................................        31
Interest Participants..............................................        28
Interest Period....................................................        10
Investment Company Act.............................................        44
Investor Charge-Off................................................        15
Investor Default Amount............................................        15
Investor Interest..................................................         7
Investor Percentage................................................         7
Investor Servicing Fee.............................................        15
IRS................................................................        59
L/C Bank...........................................................        55
Loans..............................................................      1, 5
LTCB...............................................................         5
LTCB Asset Funding.................................................      1, 5
LTCB Loan Activities...............................................        37
LTCB Portfolio.....................................................         5
Maximum Addition Amount............................................        39
Minimum Aggregate Covered Principal Advances.......................        38
Minimum Aggregate Principal Advances...............................        47
Minimum Seller Interest............................................         8
Monthly Interest...................................................        15
Monthly Period.....................................................        10
Moody's............................................................        43
Non-U.S. Certificateholder.........................................        59
OID................................................................        60
Participants.......................................................        28
Participation......................................................         6
Pay Out Event......................................................        13

Permitted Investments...............................................        44
Plans...............................................................        64
Plan Assets.........................................................        64
Plan Asset Regulation...............................................        64
Pre-Funding Account.................................................        15
Pre-Funding Amount..................................................        15
Principal Account...................................................        43
Principal Amortization Period.......................................        12
Principal Commencement Date.........................................        11
Principal Funding Account...........................................        12
Principal Terms.....................................................         8
Prospectus Supplement...............................................         1
Qualified Institution...............................................        43
Rapid Accumulation Period...........................................        13
Rapid Amortization Period...........................................        14
Rating Agency.......................................................        18
Removal.............................................................        36
Removal Date........................................................        40
Removed Loan Agreements.............................................         6
Reserve Account.....................................................        56
Revolving Period....................................................        11
Scheduled Payment Date..............................................        11
Second Tier Participation Agreement.................................         6
Securities Act......................................................         8
Seller..............................................................         6
Seller Certificate..................................................         7
Seller Interest.....................................................         8
Seller Percentage...................................................        27
Senior Certificates.................................................         6
Series.............................................................. 1, 5, A-1
Series Supplement...................................................         5
Series Termination Date.............................................        48
Servicer............................................................        10
Servicer Default....................................................        51
Servicer Transfer...................................................        51
Servicing Fee.......................................................        10
Servicing Standard..................................................        41
Shared Principal Collections........................................        15
Spread Account......................................................        56
Standard & Poor's...................................................        43
Subordinated Certificates...........................................         6
Subparticipation....................................................         6
Tax Counsel.........................................................        60
Tax Opinion.........................................................         9
Terms and Conditions................................................        30
Transfer Date.......................................................        12
Trust...............................................................      1, 5
Trustee.............................................................         5
Trust Portfolio.....................................................     6, 25
Trust Termination Date..............................................        48
Unallocated Principal Collections...................................        46
Underwriting Agreement..............................................        67
U.S. Certificateholder..............................................        59
U.S. Lending Office.................................................        23
U.S. Person.........................................................   59, A-3

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


      Except in certain limited circumstances, the globally offered C&I Trusts Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of CEDEL and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the customary settlement practices applicable to settlement of Global Securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the customary procedures applicable to settlement of Global Securities in same-day funds.

      TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
      4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the IRS has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee under the Securities Act of 1933, as amended.............      $304
Blue Sky fees and expenses (including counsel fees).......................        *
Fees of rating agencies...................................................        *
Trustees' fee and expenses................................................        *
Printing and engraving....................................................        *
Accounting services.......................................................        *
Legal fees of Registrant's counsel........................................        *
Miscellaneous.............................................................        *
                                                                                ----
      Total...............................................................      $ *
                                                                                ====

--------------
      * To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Reference is amended to the Underwriting Agreement which is filed as
Exhibit 1 to this Registration Statement.

      Under the Trust Agreement, each Trust will agree to indemnify the Trustee or any predecessor Trustee for, and to hold the Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of such Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such Trust Agreement.

ITEM 16. EXHIBITS.

EXHIBIT
-------

1          Form of Underwriting Agreement*

4(a)       Pooling and Servicing Agreement*

4(b)       First Tier Participation Agreement*

4(c)       Second Tier Participation Agreement*

4(d)       Form of Series Supplement for Pooling and Servicing Agreement*

5 Opinion of special Delaware counsel as to legality of the Asset Backed Certificates


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
8          Opinion of Counsel as to certain federal income tax matters*

-------

      * To be filed by amendment.

ITEM 17.  UNDERTAKINGS

      Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Each of the undersigned Registrants hereby also undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

           (5) That, for the purposes of determining any liability under the Securities Act of 1933:

                  (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and obtained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, LTCB ASSET FUNDING COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 23RD DAY OF JULY, 1997.






                                         By:  LTCB ASSET FUNDING COMPANY,
                                              as Depositor

                                         By:  /s/ Tsuyoshi Monri
                                              ----------------------------------
                                              Tsuyoshi Monri